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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

THE HOWARD HUGHES CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

March 28, 2013
Dear Stockholder:

        You are invited to attend the 2013 annual meeting of stockholders of The Howard Hughes Corporation. The meeting will be held at 9:00 a.m., local time, on Tuesday, May 14, 2013, at Le Méridien Dallas by the Galleria, 13402 Noel Road, Dallas, Texas 75240.

        Information about the meeting is presented in the following notice of annual meeting of stockholders and proxy statement. The notice is followed by general information regarding our annual meeting in a question-and-answer format. We hope that you will be able to attend the annual meeting.

        It is important that your shares be voted at the meeting in accordance with your preference. Whether or not you plan to attend the meeting, please sign, date and return the proxy card or vote using the internet or telephone voting procedures described on the proxy card.

        We look forward to seeing you at the meeting.

Sincerely,

William A. Ackman Chairman of the Board of Directors

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on May 14, 2013

        The 2013 annual meeting of stockholders of The Howard Hughes Corporation (the "Company") will be held at 9:00 a.m., local time, on Tuesday, May 14, 2013, at Le Méridien Dallas by the Galleria, 13402 Noel Road, Dallas, Texas 75240. The meeting will be held for the following purposes:

  1.
  to elect ten directors to hold office until the 2014 annual meeting of stockholders;

  2.
  to conduct an advisory vote on executive compensation;

  3.
  to vote on a proposal to ratify the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2013; and

  4.
  to transact such other business as may properly come before the annual meeting.

        Only stockholders of record as of the close of business on March 18, 2013 are entitled to notice of, and to vote at, the annual meeting.

        Your vote is very important. Whether or not you plan to attend the annual meeting, please vote by signing, dating and promptly returning your proxy card or by using the internet or telephone voting procedures described on the proxy card. If you hold shares in an account with a broker, bank or other nominee, please follow the instructions you receive from them to vote your shares.

By Order of the Board of Directors,

Peter F. Riley Senior Vice President, Secretary and General Counsel

March 28, 2013
Dallas, Texas

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 14, 2013.

The Company's Notice of Annual Meeting, Proxy Statement and 2012 Annual Report to stockholders are available on the internet at www.proxyvote.com.

i

THE HOWARD HUGHES CORPORATION
One Galleria Tower
13355 Noel Road, 22nd Floor
Dallas, Texas 75240

PROXY STATEMENT
FOR
ANNUAL MEETING OF STOCKHOLDERS

To Be Held on May 14, 2013

 QUESTIONS AND ANSWERS REGARDING THIS PROXY STATEMENT
AND THE ANNUAL MEETING

Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

        Pursuant to rules adopted by the Securities and Exchange Commission ("SEC"), The Howard Hughes Corporation (the "Company") has elected to provide access to its proxy materials over the internet, upon your request or through the mail. These materials are being provided in connection with the solicitation of proxies by the Board of Directors of the Company (the "Board") for use at the Company's 2013 annual meeting of stockholders or any postponement or adjournment thereof (the "Annual Meeting"). Accordingly, the Company sent a Notice of Internet Availability of Proxy Materials (the "Notice") on or about March 28, 2013 to stockholders entitled to notice of and to vote at the meeting.

        All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the internet or to request a printed copy may be found in the Notice. In addition, stockholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. The Company encourages stockholders to take advantage of the availability of the proxy materials on the internet.

        You are invited to attend the Annual Meeting and are requested to vote on the proposals described in this proxy statement. The Annual Meeting will be held at 9:00 a.m., local time, on Tuesday, May 14, 2013, at Le Méridien Dallas by the Galleria, 13402 Noel Road, Dallas, Texas 75240.

How can I get electronic access to the proxy materials?

        The Notice will provide you with instructions regarding how to:

  •
  view the Company's proxy materials for the Annual Meeting on the internet; and

  •
  instruct the Company to send future proxy materials to you electronically by email.

        The Company's proxy materials are also available on the Company's website at www.howardhughes.com.

        If you previously elected to access your proxy materials over the internet, you will not receive a Notice or printed proxy materials in the mail. Instead you have received an email with a link to the proxy materials and voting instructions.

        Choosing to receive future proxy materials by email will save the Company the cost of printing and mailing documents to you thereby lowering the costs associated with the Annual Meeting. If you choose to receive future proxy materials by email, you will receive an email message next year with instructions containing a link to those materials and a link to the proxy voting website. Your election to receive proxy materials by email will remain in effect until you terminate it.

What is included in these materials?

        These materials include:

  •
  the Company's Notice of the Annual Meeting;

  •
  this proxy statement for the Annual Meeting; and

  •
  the Company's Annual Report on Form 10-K for the year ended December 31, 2012, as filed with the SEC on February 28, 2013 (the "2012 Form 10-K").

        If you requested printed versions of these materials by mail, these materials also include the proxy card (for stockholders of record) or voting instruction form (for beneficial owners) for the Annual Meeting.

Who is entitled to vote at the Annual Meeting?

        Holders of the Company's common stock at the close of business on March 18, 2013 are entitled to receive notice of and to vote their shares at the Annual Meeting. On March 18, 2013, there were 39,498,912 shares of Company common stock outstanding and entitled to vote. Each share of common stock is entitled to one vote on each matter properly brought before the Annual Meeting.

        If your shares are registered in your name with the Company's transfer agent, Computershare Trust Company, N.A., you are considered the "stockholder of record". If your shares are held in an account with a broker, bank or other nominee, you are considered the "beneficial owner". As the beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote your shares.

What will the stockholders vote on at the annual meeting?

        The stockholders will be asked to vote on the following proposals:

  •
  the election of the ten nominees named in this proxy statement as directors to hold office until the next annual meeting of stockholders and until their successors are elected and qualified (Proposal No. 1);

  •
  a non-binding advisory vote approving the compensation of the Company's named executive officers as disclosed pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, compensation tables and narrative discussion below under the caption "Executive Compensation" (Proposal No. 2);

  •
  a proposal to ratify the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2013 (Proposal No. 3); and

  •
  any other business as may properly come before the Annual Meeting or any adjournment or postponement of the meeting.

 What are the Board's voting recommendations?

        The Board recommends that you vote as follows:

  •
  FOR each of the nominees to the Board (Proposal No. 1);

  •
  FOR the advisory vote on executive compensation (Proposal No. 2); and

  •
  FOR the ratification of the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ended December 31, 2013 (Proposal No. 3).

        As of the date this proxy statement was mailed, we did not know of any other matters to be raised at the Annual Meeting.

        If you return your signed and completed proxy card or vote by internet of by telephone and other matters are properly presented at the Annual Meeting for consideration, the proxy holders appointed by the Board will have the discretion to vote for you.

How do I vote?

        You may vote using any of the following methods:

  •
  By internet or telephone

    If you are a stockholder of record, you will need the control number included on the Notice to access the proxy statement and annual report. Follow the instructions in the Notice to vote your shares electronically on the internet, or by calling the toll-free number referenced in the materials available on the internet.

    If you are a beneficial owner of shares, you may vote your shares electronically on the internet by following the instructions sent to you by your broker, bank or other holder of record, or by calling the toll-free number referenced in the materials available on the internet.

  •
  By mail

    If you are a stockholder of record, you may request from us printed copies of the proxy statement and annual report, which will include a proxy card, by following the instructions on the Notice.

    If you are a beneficial owner of shares, follow the instructions from your broker, bank or other holder of record to request copies of the proxy statement and annual report, which will include a voting instruction form. Be sure to complete, sign and date the proxy card or voting instruction form and return it in the prepaid envelope.

  •
  In person at the Annual Meeting

    All stockholders of record may vote in person at the Annual Meeting. You can request a ballot at the Annual Meeting. You may also be represented by another person at the Annual Meeting by executing a proper proxy designating that person. If you are a beneficial owner of shares, you must obtain a legal proxy from your broker, bank or other holder of record and present it to the inspector of election with your ballot to be able to vote at the Annual Meeting.

        Internet and telephone voting for stockholders of record will be available 24 hours a day, and will close at 11:59 p.m. Eastern Time on May 13, 2013. The availability of internet and telephone voting for beneficial owners will depend on the voting processes of your broker, bank or other holder of record. We therefore recommend that you follow the voting instructions in the materials provided to you by your broker, bank or other holder of record. If you vote on the internet or by telephone, you do not have to return a proxy card or voting instruction form. If you are located outside the U.S. and Canada, please use the internet or mail voting methods. Your vote is important. Your timely response can save us the expense of attempting to contact you again.

What can I do if I change my mind after I submit my proxy?

        If you are a stockholder of record, you can revoke your proxy prior to the completion of voting at the Annual Meeting by:

  •
  delivering written notice revoking your proxy to the Corporate Secretary at the Company's address set forth above;

  •
  timely delivering a new later-dated proxy using one of the methods described above; or

  •
  voting in person at the Annual Meeting.

        If you are a beneficial owner of shares, you may submit new voting instructions by contacting your broker, bank or other nominee. You may also vote in person at the Annual Meeting if you obtain a legal proxy from your broker, bank or other nominee.

What shares are included in my proxy?

        If you are a stockholder of record, you will receive one proxy card for all of your shares that are registered in your name with the Company's transfer agent. If you are a beneficial owner of shares, the voting instructions you receive from your broker, bank or other nominee will indicate the number of shares of Company common stock held by them on your behalf. If you received more than one proxy card, then your shares are likely registered in more than one name with the Company's transfer agent and/or held in more than one account with your broker, bank or other nominee. Please complete, sign, date and return each proxy card to ensure that all of your shares are voted.

What happens if I do not give specific voting instructions?

        All properly executed proxies, unless revoked as described above, will be voted at the Annual Meeting in accordance with your instructions on your proxy. If a properly executed proxy gives no specific instructions, then the proxy holders will vote your shares in the manner recommended by the Board on all matters presented in this proxy statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the Annual Meeting.

        If you are a beneficial owner of shares and do not provide your broker, bank or other nominee with specific voting instructions, then under the rules of the New York Stock Exchange, they may only vote on matters for which they have discretionary power to vote. If your broker, bank or other nominee does not receive instructions from you on how to vote your shares and they do not have discretion to vote on the matter, then the broker, bank or other nominee will inform the inspector of election that it does not have the authority to vote on the matter with respect to your shares.

        Your broker, bank or other nominee will not be permitted to vote on your behalf on the election of directors, the advisory vote on executive compensation and other matters to be considered at the Annual Meeting unless you provide specific instructions by completing and returning a properly executed proxy or following the instructions provided to you to vote your shares by the internet or telephone. For your vote to be counted, you now will need to communicate your voting decisions to your broker, bank or other nominee before the date of the Annual Meeting.

What constitutes a quorum?

        A majority of the outstanding shares of common stock must be present, in person or by proxy, to constitute a quorum at the Annual Meeting.

        Abstentions and "broker non-votes" are counted as present and entitled to vote for purposes of determining a quorum. A "broker non-vote" occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because that holder does not have discretionary voting power for that particular matter and has not received voting instructions from the beneficial owner.

Who can attend the meeting?

        The Annual Meeting is open to all holders of the Company common stock. Each stockholder is permitted to bring one guest. No cameras, recording equipment, large bags, briefcases or packages will be permitted in the Annual Meeting, and security measures will be in effect to provide for the safety of attendees.

Do I need a ticket to attend the Annual Meeting?

        Yes, you will need an admission ticket or proof of ownership of the Company common stock to enter the meeting. If your shares are registered in your name, you will find an admission ticket attached to the proxy card sent to you. If your shares are in the name of your broker, bank or other nominee or you received your materials electronically, you will need to bring evidence of your stock ownership, such as your most recent brokerage statement. All stockholders will be required to present valid picture identification.

        IF YOU DO NOT HAVE VALID PICTURE IDENTIFICATION AND EITHER AN ADMISSION TICKET OR PROOF THAT YOU OWN COMPANY COMMON STOCK, YOU MAY NOT BE ADMITTED INTO THE MEETING.

What are the voting requirements for each of the matters to be voted on at the Annual Meeting?

Proposal	Vote Necessary to Approve Proposals	Broker Discretionary Voting Allowed?	Treatment of Abstentions and Broker Non-Votes
No. 1—Election of Directors	Each director nominee must receive the affirmative vote of a majority of the votes cast with respect to the nominee, excluding abstentions	No	Abstentions and broker non-votes are not considered votes cast
No. 2—Advisory Vote on Executive Compensation	Affirmative vote of a majority of the shares present, in person or by proxy, at the Annual Meeting and entitled to vote on the matter	No	Abstentions will be considered votes cast against the matter and broker non-votes are not considered votes cast
No. 3—Ratification of the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for fiscal 2013	Affirmative vote of a majority of the shares present, in person or by proxy, at the Annual Meeting	Yes	Abstentions will be considered votes cast against the matter

MATTERS RELATED TO CORPORATE GOVERNANCE, BOARD STRUCTURE, DIRECTOR COMPENSATION AND STOCK OWNERSHIP

Corporate Governance and Risk Management

        The Board has adopted the following policies to serve as the governing framework of the Company:

  •
  corporate governance guidelines to assist the Board in the exercise of its responsibilities to the Company and its stockholders;

  •
  a code of business conduct and ethics applicable to the Company's directors;

  •
  a code of business conduct and ethics applicable to the Company's officers and other employees; and

  •
  written charters for its audit committee, compensation committee, nominating and corporate governance committee and risk committee.

        The Company's corporate governance guidelines, codes of business conduct and ethics and committee charters are available on the Company's website at www.howardhughes.com under the Investors tab. You may also obtain a copy of these policies upon written request to the Company's Corporate Secretary at its principal executive office.

        The Board periodically reviews its corporate governance policies and practices. Based on these reviews, the Board may adopt changes to policies and practices that are in the best interests of the Company and as appropriate to comply with any new SEC or NYSE corporate governance requirements.

        The Board may, at its discretion, elect a Chairman of the Board from among the directors. If at any time the Chairman of the Board is a current or former executive officer of the Company, or for any reason is not an independent director, a presiding director will be selected by the independent directors from among the directors who are not current or former executive officers of the Company and are otherwise independent. The Board adopted this structure to promote decision-making and governance independent of that of the Company's management and to better perform the Board's monitoring and evaluation functions. Presently, the positions of Chairman of the Board and Chief Executive Officer are held by different individuals. The Chairman of the Board, William Ackman, is not a member of Company management.

        The Board has established a policy that its non-management directors meet in executive session, without members of management present, at least four times per year; provided, however, that any non-management director may request additional executive sessions of the non-management directors at any time, if and when necessary, to discuss any matter of concern. The Chairman of the Board or presiding director presides over each executive session. The Board policy provides that if the Board includes directors that are not independent, at least one executive session each year will include only independent directors.

        The Company believes the foregoing policies and practices, when combined with the Company's other governance policies and procedures, provide an appropriate framework for oversight, discussion and evaluation of decisions and direction from the Board.

        The Board views risk management as one of its primary responsibilities. A fundamental part of risk management is not only understanding the risks that the Company faces and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for the Company. While the Board maintains oversight responsibility for risk management, the Board's standing committees support the Board by regularly addressing various risks in their respective areas of oversight. Specifically, the audit committee assists the Board in fulfilling its oversight responsibilities with respect to risk management in the areas of financial reporting, internal controls and compliance with public reporting requirements. The compensation committee considers and evaluates whether the Company's compensation structure establishes appropriate incentives for executives and other employees of the Company, including whether the Company's compensation policies and practices for its executives and employees give rise to risks that are reasonably likely to have a material adverse effect on the Company. The nominating and corporate governance committee assists the Board in fulfilling its risk management oversight responsibilities with risks related to corporate governance, succession planning and emergency procedures. Each of the committee chairs reports to the full Board at regular meetings concerning the activities of the committee, the significant issues it has discussed and the actions taken by the committee.

        In 2012, the Company decided to design and implement an enterprise risk management program (the "ERM Program"), which is an enterprise-wide program designed to enable effective and efficient identification of critical enterprise risks and to facilitate the incorporation of risk considerations into decision making. The Company decided to establish the ERM Program to define risk management roles and responsibilities, promote visibility and constructive dialogue around risk at the management and Board levels and facilitate appropriate risk response strategies. Under the new ERM program, management will identify our enterprise risks by facilitating business and function risk assessments, performing targeted risk assessments and incorporating information regarding categories of risk gathered from various Company departments. Management will then develop risk response plans for risks categorized as needing management focus and response and monitor other identified risk focus areas. The Company engaged Risk Capital Advisors to assist it with the design and implementation of the ERM Program. The Board created a risk committee to formulate risk strategies and oversee the development and implementation of the ERM program. The risk committee began meeting in 2013.

        While the risk committee now has primary oversight responsibility for the risk assessment and management process, the various other committees of the Board will retain their risk related responsibilities as described above.

Director Independence

        NYSE corporate governance guidelines require that at least a majority of the members of the Board meet the NYSE criteria for independence. The Board has determined that each of its non-management directors, which include Mr. Ackman, Mr. Flatto, Mr. Furber, Mr. Krow, Mr. Model, Mr. Sellers, Mr. Shepsman, Mr. Tansky and Ms. Tighe, is independent under the NYSE independence standards. Mr. Weinreb is not independent because he is an employee of the Company.

Director Nominations

        Qualifications.    The nominating and corporate governance committee considers a number of factors in its evaluation of director candidates. These factors include their specific experience, qualifications, attributes and skills in light of the Company's business. The nominating and corporate governance committee is also responsible for recommending the nomination of those incumbent directors it deems appropriate for re-election to the Board and, if applicable, reappointment to any committees of the Board on which such director serves.

        While the nominating and corporate governance committee has not established specific criteria relating to a candidate's age, education, experience level or skills, qualified candidates are expected to have strong business expertise and, in particular, experiences and expertise with regard to real estate development and management, retail, financial reporting, risk management and business strategy. Under our Diversity Policy, and in addition to skills and experience, the nominating and corporate governance committee considers the independence of the nominee, availability for service to the Company (including any potential conflicts of interest), age of the incumbent directors on the Board, diversity and the Board's anticipated needs with regard to director expertise. With regard to diversity, the nominating and corporate governance committee is committed to considering candidates for the Board regardless of gender, ethnicity and national origin. The Diversity Policy was adopted by the nominating and corporate governance committee on October 12, 2011, and its effectiveness will be evaluated from time to time.

        Stockholder Recommendations.    The nominating and corporate governance committee will consider recommendations of potential candidates from stockholders based on the same criteria as a candidate identified by the nominating and corporate governance committee. Stockholders may recommend candidates, but to be considered for inclusion in the proxy statement, notice must be received by the Corporate Secretary at least 120 days but not less than 90 days before the first anniversary of the date of the preceding year's annual meeting. If the date of the annual meeting is more than 30 days before or more than 70 days after the date of the preceding year's annual meeting, then the stockholder must submit notice at least 120 days but not less than 90 days before such meeting, or if the first public announcement of the date of the annual meeting is less than 100 days before the annual meeting, the stockholder must submit his notice within 10 days of the public announcement.

        A stockholder's notice must include the following:

  •
  as to each person being recommended, all information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in contested elections;

  •
  such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected; and

  •
  a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships between or among such stockholder and, if applicable, the beneficial owner of the shares held by such stockholder.

Communications with the Board

        Any stockholder and other interested party may communicate with the Board, any Board committee, the non-management directors or any other individual director. All written communications must identify the recipient and the author and be forwarded by certified mail to: The Howard Hughes Corporation, One Galleria Tower, 13355 Noel Road, 22nd Floor, Dallas, Texas 75240, Attention: Corporate Secretary. The Corporate Secretary will act as agent for the directors in facilitating these communications.

Codes of Business Conduct and Ethics

        The Company has adopted a code of business conduct and ethics applicable to the Company's directors and a code of business conduct and ethics applicable to the Company's officers and other employees. The purpose of these codes is to, among other things, affirm the Company's commitment to the highest standards of business conduct and ethics, integrity and attendant compliance reporting in accordance with all applicable laws. The codes sets forth a common set of values and standards to which all of the Company's directors, officers and employees are expected to adhere. The Company will post information regarding any amendment to, or waiver from, its codes of business conduct and ethics on its website under the Investors tab as required by applicable law.

 THE BOARD, ITS COMMITTEES AND ITS COMPENSATION

The Board

        Nine of our current ten members are non-management directors. Under the Company's bylaws, the Board may select one of its members to be Chairman of the Board. Currently, William Ackman is the Chairman of the Board.

        Under the Company's corporate governance guidelines, Board members are expected to devote the time reasonably necessary to discharge their responsibilities and to prepare for and, to the extent reasonably practicable, attend and participate in all meetings of the Board and Board committees on which they serve. Each director is expected to attend the annual meeting of stockholders. The Board held a total of seven meetings in 2012. All directors attended 75% or more of the meetings of the Board and of the committees on which they served during 2012. All the directors then in office attended our 2012 annual meeting of stockholders.

Board Committees

        The Board has five standing committees: audit committee, compensation committee, nominating and corporate governance committee, retail and design committee and risk committee, each of which is described below. Each committee operates under a written charter adopted by the Board, with the exception of the retail and design committee, whose responsibilities were set forth in resolutions adopted by the Board. The table below sets forth the current composition of Board committees.

	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee	Retail and Design Committee	Risk Committee
William Ackman		✓
Adam Flatto			✓	✓ (Chair)
Jeffrey Furber			✓ (Chair)
Gary Krow	✓	✓ (Chair)
Allen Model	✓		✓		✓ (Chair)
R. Scot Sellers		✓	✓		✓
Steven Shepsman	✓ (Chair)		✓		✓
Burton Tansky		✓		✓
Mary Ann Tighe		✓		✓

Audit Committee

        The audit committee oversees the Company's accounting and financial reporting processes and the audits of the Company's financial statements. The functions and responsibilities of the audit committee include:

  •
  appointing, retaining and replacing the independent registered public accounting firm;

  •
  managing and overseeing the work of the independent registered public accounting firm;

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  pre-approving all auditing services, internal control related services and permitted non-audit services to be performed for the Company by the independent registered public accounting firm;

  •
  reviewing and discussing with management and the independent registered public accounting firm financial statement and disclosure matters;

  •
  reviewing the findings and recommendations of the Company's independent registered public accounting firm and management's response to the recommendations of that firm;

  •
  reviewing and discussing with management and the independent registered public accounting firm the Company's major financial and accounting risk exposures;

  •
  overseeing the internal audit function;

  •
  overseeing compliance with applicable legal and regulatory requirements;

  •
  establishing procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters; and

  •
  reviewing the adequacy of the audit committee charter on an annual basis.

        The audit committee held thirteen meetings in 2012. The Company's independent registered public accounting firm reports directly to the audit committee. Each member of the audit committee has the ability to read and understand fundamental financial statements. The Board has determined that each member of the audit committee is "independent" as defined by NYSE corporate governance standards and Rule 10A-3 of the Securities Exchange Act of 1934. The Board has also determined that Mr. Shepsman meets the requirements of an "audit committee financial expert" as defined by the rules of the SEC.

Compensation Committee

        The compensation committee establishes, administers and reviews the Company's policies, programs and procedures for compensating its executive officers and the Board. The functions and responsibilities of the compensation committee include:

  •
  evaluating the performance of and determining the compensation for the Company's executive officers, including its Chief Executive Officer;

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  reviewing, approving and recommending to the Board the Company's incentive plans;

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  reviewing and approving employment and other contracts relating to compensation with the Company's executive officers;

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  reviewing director compensation policies, objectives and programs and approving the form and amount of director compensation;

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  reviewing and discussing with management the Compensation Discussion and Analysis to be included in the Company's annual reports or proxy statement; and

  •
  reviewing the adequacy of the compensation committee charter on an annual basis.

        The compensation committee held four meetings in 2012. Mary Ann Tighe was appointed to the compensation committee on February 27, 2013. The Board has determined that each member of the compensation committee is "independent" as defined by NYSE corporate governance standards.

Nominating and Corporate Governance Committee

        The functions and responsibilities of the nominating and corporate governance committee include:

  •
  developing and recommending corporate governance guidelines applicable to the Board and the Company's employees;

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  developing criteria and qualifications for directors to be used in identifying, reviewing and selecting director candidates;

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  identifying and recommending individuals qualified to be directors;

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  reviewing relationships between directors, the Company and members of management and recommending to the Board whether directors are independent;

  •
  recommending committee composition and assignments; and

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  reviewing the adequacy of the nominating and corporate governance committee charter on an annual basis.

        The nominating and corporate governance committee held four meetings in 2012. The Board has determined that each member of the nominating and corporate governance committee is "independent" as defined by NYSE corporate governance standards.

Retail and Design Committee

        The functions and responsibilities of the retail and design committee include:

  •
  approving policies, principles, guidelines, goals, parameters and objectives applicable to retail properties;

  •
  evaluating and overseeing the implementation of the Company's development and leasing strategies for retail properties, which will include the evaluation of tenants, proposals, projects under development, local market conditions, industry trends and regulatory issues and other factors likely to influence the Company's management of retail properties; and

  •
  providing feedback regarding major decision points in connection with the Company's development and leasing strategies for retail properties.

        The retail and design committee was formed in February 2012 and held one meeting in 2012.

Risk Committee

        The risk committee oversees all aspects of the ERM Program and the efforts of management in formulating strategies, policies and procedures with respect to the identification, measurement, management and control of all categories of risk. The functions and responsibilities of the risk committee include:

  •
  assessing and evaluating critical risks;

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  approving the Company's enterprise wide risk management framework;

  •
  reviewing policies and procedures established and implemented by management in furtherance of understanding general enterprise and related business risk inherent in the Company's business;

  •
  providing strategic consultation and input to management to assist management in evaluating policies and practices that provide the framework to ensure operational efficiency and necessary controls for operational and other risks; and

  •
  overseeing the delegation of risk-related responsibilities to each Board committee.

        The risk committee was formed in October 2012 and held its first meeting in the first quarter of 2013. The Board has determined that each member of the risk committee is "independent" as defined in NYSE corporate governance standards.

 2012 Director Compensation

        Annual Compensation.    The table below summarizes the director compensation plan approved by the Board.

Board Service:
Annual Retainer	$112,000
Meeting Fee (in person)	2,000
Meeting Fee (telephonic)	750
Board Committee Service:
Audit Committee Chair	$30,000
Audit Committee Member	15,000
Compensation Committee Chair	7,500
Compensation Committee Member	3,750
Nominating and Corporate Governance Committee Chair	7,500
Nominating and Corporate Governance Committee Member	3,750
Retail and Design Committee Chair	7,500
Retail and Design Committee Member	3,750
Risk Committee Chair	7,500
Risk Committee Member	3,750
Audit Committee Meeting Fee (in person or telephonic meetings requiring significant preparation)	1,500
Audit Committee Meeting Fee (all other in person meetings)	1,000
Audit Committee Meeting Fee (all other telephonic meetings)	750
All Other Committee Meeting Fees (in person)	1,000
All Other Committee Meeting Fees (telephonic)	500

        The annual retainer for Board service is paid 50% in cash and 50% in restricted stock. Directors may elect annually to increase the portion of their annual retainer for Board service that is payable in restricted stock up to 100%.

        The Company also reimburses directors for all expenses incurred in attending Board and Board committee meetings. A director who is, or becomes, an employee of the Company does not receive additional compensation for serving as a director.

        Director Compensation Table.    The table below sets forth the compensation earned by each of the Company's directors during 2012.

Name(1)	Fees Earned or Paid in Cash ($)	Stock Awards(2) ($)	Total ($)
William Ackman(3)	0	0	0
Adam Flatto	54,000	84,000	138,000
Jeffrey Furber	21,250	112,000	133,250
Gary Krow	61,750	112,000	173,750
Allen Model	74,800	84,000	158,800
R. Scot Sellers	24,000	112,000	136,000
Steven Shepsman	87,000	56,000	143,000
Burton Tansky	21,938	112,000	133,938
Mary Ann Tighe	13,750	112,000	125,750

(1)
David R. Weinreb, a director and Chief Executive Officer of the Company, is not included in this table because he is an employee of the Company and receives no additional compensation for his service as a director. The compensation earned by Mr. Weinreb as an employee of the Company during 2012 is shown in "Executive Compensation—Summary Compensation Table."

(2)
Represents the aggregate grant date fair value of restricted stock granted to the Company's non-management directors. Pursuant to SEC rules, the dollar amounts were computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation, and exclude the effect of estimated forfeitures. As of December 31, 2012, the number of shares of restricted stock held by each of the directors listed in the table above were as follows: Mr. Flatto (1,396), Mr. Furber (1,862), Mr. Krow (1,862), Mr. Model (1,396), Mr. Sellers (1,862), Mr. Shepsman (931), Mr. Tansky (1,800) and Ms. Tighe (1,862)

(3)
Mr. Ackman waived all compensation relating to his service as a director of the Company.

Stock Ownership Guidelines

        In November 2010, the Board adopted stock ownership guidelines for non-management directors to align their interests with those of the Company's stockholders and to strengthen the Company's commitment to sound corporate governance. The stock ownership guidelines provide that each non-management director is required to own shares of Company common stock with a value equal to five times the annual retainer for Board service. Each non-management director is expected to comply with the stock ownership guidelines within five years of becoming a director.

 SECURITY OWNERSHIP OF MANAGEMENT
AND CERTAIN BENEFICIAL HOLDERS

        The tables below provide information regarding the beneficial ownership of the Company's common stock as of March 18, 2013, by:

  •
  each director of the Company;

  •
  each of the executive officers named in the Summary Compensation Table;

  •
  all directors and executive officers as a group; and

  •
  each beneficial owner of more than 5% of the Company's common stock.

        The table below lists the number and percentage of shares beneficially owned based on 39,498,912 shares of common stock outstanding as of March 18, 2013. Beneficial ownership is determined in accordance with SEC rules and regulations. Unless otherwise indicated and subject to community property laws where applicable, the Company believes each stockholder named in the table below has sole voting and investment power with respect to the shares indicated as beneficially owned.

Directors and Executive Officers

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage
William Ackman(1)	5,484,684	13.2%
Adam Flatto(2)	14,701	*
Jeffrey Furber(2)	9,936	*
Gary Krow(2)	6,727	*
Allen Model(2)	8,912	*
R. Scot Sellers(2)	25,862	*
Steven Shepsman(2)(3)	9,005	*
Burton M. Tansky(2)	3,662	*
Mary Ann Tighe(2)	3,662	*
David R. Weinreb	—	—
Grant Herlitz	—	—
Andrew Richardson(4)	20,000	*
Peter Riley(5)	10,000	*
All directors and executive officers as a group (13 persons)(6)	5,597,151	13.5%

*
Less than 1%.

(1)
Represents (a) 3,568,017 shares held by Pershing Square L.P. ("PS"), Pershing Square II, L.P. ("PSII"), Pershing Square International, Ltd (together with its wholly-owned subsidiary, PSRH, Inc., "Pershing Square International") and Pershing Square Holdings, Ltd ("PSH" and together with PS, PSII and Pershing Square International, (the "Pershing Square Funds") and (b) 1,916,667 shares underlying warrants held by the Pershing Square Funds that are currently exercisable. Mr. Ackman may be deemed to be the beneficial owner of these shares by virtue of his position as Chief Executive Officer of Pershing Square Capital Management, L.P. ("Pershing Square"), the investment advisor to the Pershing Square Funds, and as managing member of PS Management GP, LLC ("PS Management"), the general partner of Pershing Square, and Pershing Square GP ("Pershing Square GP"), the general partner of each of PS and PSII. The Pershing Square Funds also have additional economic exposure to approximately 5,399,839 common shares of the Company under certain cash-settled total return swaps (collectively, the "Swaps"). See "Five Percent Holders" for more information.

(2)
Includes shares of restricted stock for which the following directors have sole voting power, but no dispositive power: Mr. Flatto (1,396), Mr. Furber (1,862), Mr. Krow (1,862), Mr. Model (1,396), Mr. Sellers (1,862), Mr. Shepsman (931), Mr. Tansky (1,862) and Ms. Tighe (1,862). These shares of restricted stock will vest on May 14, 2013. Mr. Krow's shares include 120 shares owned by his son of which Mr. Krow may be deemed the beneficial owner.

(3)
Includes 5,000 shares that were purchased by Sam De Realty II, L.P. ("Sam De Realty"), not directly by Mr. Shepsman. By virtue of his position as general partner of Sam De Realty, Mr. Shepsman may be deemed to be the beneficial owner of such shares.

(4)
Includes 20,000 shares of restricted shares granted to Mr. Richardson, the Chief Financial Officer of the Company, in March 2011 for which he has sole voting power, but no dispositive power.

(5)
Includes 10,000 shares of restricted shares granted to Mr. Riley, Senior Vice President, Secretary and General Counsel of the Company, in May 2011 for which he has sole voting power, but no dispositive power.

(6)
Includes (a) 1,916,667 shares underlying a warrant held by the Pershing Square Funds that is currently exercisable as described in footnote (1) above, (b) 13,033 shares of restricted stock held by certain directors as described in footnote (2) above, (c) 20,000 shares of restricted stock granted to Andrew Richardson as described in footnote (4) above, (d) 10,000 shares of restricted stock granted to Peter Riley as described in footnote (5).

        In November 2010, Mr. Weinreb, the Chief Executive Officer and a director of the Company, and Mr. Herlitz, the President of the Company, purchased warrants in connection with joining the Company as executive officers. Mr. Weinreb purchased a warrant to acquire 2,367,985 shares for $15.0 million and Mr. Herlitz purchased a warrant to acquire 315,731 shares for $2.0 million. In March 2011, in connection with joining the Company, Mr. Richardson, the Chief Financial Officer of the Company, purchased a warrant from the Company to acquire 178,971 shares for $2.0 million. The purchase prices were paid in cash and determined by the Board, with the assistance of an outside advisor, to equal the fair value of the warrants on the issue date.

        These warrants became fully vested at the time of purchase, but do not become exercisable until the sixth anniversary of the date of purchase, subject to limited exceptions. In accordance with SEC rules, the shares of Company common stock underlying the warrants are not included in the table above because the warrants are not exercisable within 60 days of the date of the information provided in the table.

Five Percent Holders

        The following table sets forth information regarding the number and percentage of shares of common stock held by all persons and entities, other than directors and officers of the Company, known by the Company to beneficially own 5% or more of the Company's outstanding common stock. The information regarding beneficial ownership of common stock by each entity identified below is included in reliance on a report filed by the entity with the SEC, except that the percentage is based upon the Company's calculations made in reliance upon the number of shares reported to be beneficially owned by the entity in such report and the number of shares of common stock outstanding on March 18, 2013.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent
General Trust Company, as Trustee(1)	2,210,025	5.6%
300 North Dakota Avenue, Suite 202
Sioux Falls, South Dakota 57104
Pershing Square(2)	5,484,684	13.2%
888 Seventh Avenue, 42nd Floor
New York, New York 10019
Horizon Kinetics LLC(3)	5,504,129	13.9%
470 Park Avenue South, 4th Floor South
New York, New York 10016

(1)
According to General Trust Company ("GTC"), the shares of M.B. Capital are held directly by GTC solely in its capacity as trustee of trusts, the beneficiaries of which are members of the Bucksbaum family which, for purposes hereof, include the spouses and descendants of Martin, Matthew and Maurice Bucksbaum, including John Bucksbaum, chairman of the board of GTC. GTC is a general partner of M.B. Capital Partners III. GTC has sole beneficial ownership, voting and investment power with respect to 2,210,025 shares of Company common stock.

(2)
According to a Schedule 13D/A filed by (i) Pershing Square, (ii) PS Management, (iii) Pershing Square GP and (iv) William Ackman (collectively, the "Pershing Reporting Persons") with the SEC on January 3, 2013, these shares include 1,916,667 shares underlying a warrant that is currently exercisable. The Pershing Reporting Persons share voting and investment power with respect to these shares. However, Pershing Square GP only shares voting and investment power with respect to 1,759,737 shares and 670,250 shares underlying warrants.

The Pershing Reporting Persons entered into the Swaps for the benefit of the Pershing Square Funds. The Swaps constitute economic exposure to approximately 5,399,839 common shares of the Company. Under the terms of the Swaps (i) the applicable Pershing Square Fund will be obligated to pay to the counterparty any negative price performance of the number of common shares of the Company subject to the applicable Swap as of the expiration date of such Swap, plus interest at the rates set forth in the applicable contracts, and (ii) the counterparty will be obligated to pay to the applicable Pershing Square Fund any positive price performance of the notional number of common shares of the Company subject to the applicable Swap as of the expiration date of the Swaps. With regard to certain of the Swaps, any notional dividends on such notional common shares of the Company will be paid to the applicable Pershing Square Fund during the term of the Swap. With regard to the balance of the Swaps, any notional dividends on such notional common shares of the Company during the term of the Swaps will be paid to the applicable Pershing Square Fund at maturity. All balances will be cash settled at the expiration date of the Swaps. The Pershing Square Funds' third party counterparties for the Swaps include entities related to Citibank, Morgan Stanley, Société Générale and UBS.

The Swaps do not give the Reporting Persons direct or indirect voting, investment or dispositive control over any securities of the Issuer and do not require the counterparty thereto to acquire, hold, vote or dispose of any securities of the Company. Accordingly, the Reporting Persons disclaim any beneficial ownership of any notional common shares of the Company that may be referenced in such contracts or common shares of the Company or other securities or financial instruments that may be held from time to time by any counterparty (or its affiliates) to the contracts.

(3)
According to a Schedule 13G filed by Horizon Kinetics LLC ("Horizon") with the SEC on January 24, 2013, Horizon is the parent holding company for Horizon Asset Management, LLC ("HAM") and Kinetics Asset Management, LLC ("KAM"). HAM and KAM are investment advisers under the Investment Advisers Act of 1940 and, as such, furnish investment advice to and manage various funds and separately managed accounts. HAM and KAM share voting and investment power with respect to these shares. HAM, KAM and various separately managed accounts own these shares, and there is no single beneficial owner of more than 5% of these shares. Horizon, HAM and KAM each disclaim beneficial ownership of all of these shares.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Compliance with Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of its equity securities, to file reports of ownership and changes in ownership with the SEC. These reporting persons are required by SEC rules to furnish the Company with copies of all Section 16(a) forms they file.

        Based solely on a review of the copies of such forms furnished to the Company, the Company believes that during 2012 all Section 16(a) filing requirements applicable to its directors, executive officers and greater than 10% stockholders were in compliance with Section 16(a). Mr. Krow made one late filing on Form 4 relating to three gifts of 120 shares each.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        Messrs. Ackman, Krow, Sellers and Tansky served on the compensation committee in 2012. None of the members of the compensation committee are or have been an officer or an employee of the Company. In addition, during 2012, none of the Company's executive officers served on the board of directors or compensation committee (or committee performing equivalent functions) of any other company that had one or more executive officers serving on the Board or the Company's compensation committee.

RELATED PARTY TRANSACTIONS AND CERTAIN RELATIONSHIPS

Related Party Transactions Policy

        The Company has adopted a written policy relating to the approval of related party transactions. Under this policy, the audit committee annually reviews certain financial transactions, arrangements and relationships between the Company and any of the following related parties to determine whether any such transaction, arrangement or relationship is a related party transaction:

  •
  any director, director nominee or executive officer of the Company;

  •
  any beneficial owner of more than 5% of the Company's outstanding stock; and

  •
  any immediate family member of any of the foregoing.

        Audit committee review is required for any financial transaction, arrangement or relationship that:

  •
  involves or will involve, directly or indirectly, any related party identified above and is in an amount greater than $120,000;

  •
  would cast doubt on the independence of a director;

  •
  would present the appearance of a conflict of interest between the Company and the related party; or

  •
  is otherwise prohibited by law, rule or regulation.

        The audit committee reviews each such transaction, arrangement or relationship to determine whether a related party has, has had or expects to have a direct or indirect material interest. Following its review, the audit committee will take such action as it deems necessary and appropriate under the circumstances, including approving, disapproving, ratifying, cancelling or recommending to management how to proceed if it determines a related party has a direct or indirect material interest in a transaction, arrangement or relationship with the Company. Any member of the audit committee who is a related party with respect to a transaction under review is not permitted to participate in the discussions or evaluations of the transaction; however, the audit committee member will provide all material information concerning the transaction to the audit committee. The audit committee reports its action with respect to any related party transaction to the Board.

        The following are summaries of transactions entered into by the Company prior to, in connection with and after the Company's spin-off from General Growth Properties, Inc. ("GGP") in November 2010. Each of the transactions entered into by the Company prior to or in connection with the spin-off was reviewed and approved by GGP, the Company's then sole stockholder. Each of the transactions entered into by the Company after the spin-off was reviewed and approved by the Company's audit committee, with the exception of the sale of warrants to Messrs. Weinreb, Herlitz and Richardson. The sale of warrants to those individuals was approved initially by the compensation committee and then by the Board.

Transactions in Connection with the Spin-Off

        Pursuant to GGP's plan of reorganization, GGP entered into agreements with each of Brookfield, Fairholme Fund and Fairholme Focused Income Fund (collectively, "Fairholme") and Pershing Square pursuant to which these entities purchased an aggregate of $250 million of Company common stock at the effective time of the spin-off. At the effective time of the spin-off, the Company also entered into (a) warrant agreements, registration rights agreements and stockholders agreements with each of Brookfield, Fairholme and Pershing Square, (b) a registration rights agreement with GTC, and (c) a standstill agreement with Pershing Square. The key terms of each of these agreements is summarized below. See "Security Ownership of Management and Certain Beneficial Holders—Five Percent Holders" for the current beneficial ownership of Company common stock held by each of Brookfield, General Trust Company and Pershing Square.

Warrant Purchase Agreements

        In November 2010, the Company issued warrants to purchase shares of Company common stock to Brookfield (3,833,873 shares), Fairholme (1,916,667 shares) and Pershing Square (1,916,667 shares). At the same time, Brookfield, Fairholme and Pershing Square entered into agreements with Blackstone Real Estate Partners VI, L.P. ("Blackstone" and together with its permitted assigns, the "Blackstone

Investors"), whereby Blackstone subscribed for warrants to purchase 333,333 shares of Company common stock.

        On November 9, 2012, we entered into a Warrant Purchase Agreement with Brookfield (the "Brookfield Warrant Purchase Agreement"). Under the terms of the Warrant Purchase Agreement, Brookfield agreed to exercise warrants to purchase 1,525,272 shares of Company common stock, at an exercise price of $50.00 per share of common stock or $76,263,600. Simultaneously with the exercise of the warrants, we agreed to purchase the remaining warrants to purchase 2,308,601 shares of Company common stock held by Brookfield for $89,311,600. The Brookfield Warrant Purchase Agreement provided that the exercise price paid by Brookfield would be netted against the purchase price paid by us for Brookfield's remaining warrants, resulting in a payment by us of $13,048,000 to Brookfield. The transactions closed on November 9, 2012.

        On December 6, 2012, we entered into (a) a Warrant Purchase Agreement with Fairholme (the "Fairholme Warrant Purchase Agreement") and (b) a Warrant Purchase Agreement with the Blackstone Investors (the "Blackstone Warrant Purchase Agreement"). Under the terms of the Fairholme Warrant Purchase Agreement, we agreed to purchase warrants to purchase 1,916,667 shares of Company common stock for $30.00 cash per warrant or $57,500,010. Under the terms of the Blackstone Warrant Purchase Agreement, we agreed to purchase warrants to purchase 333,333 shares of Company common stock held by the Blackstone Investors for $30.00 cash per warrant or $9,999,990. The transactions closed on December 7, 2012.

        The warrants issued to Pershing Square can only be exercised on a net share basis, which means that the exercise price for the warrants will not be paid in cash, but rather will be netted against the shares received upon exercise of the warrants, resulting in fewer shares being issued. Upon certain change in control events, Pershing Square has the right to require that the warrants be canceled in exchange for a cash payment determined using a Black-Scholes-based formula.

Registration Rights Agreements

        In November 2010, the Company entered into registration rights agreements with Brookfield, Fairholme, General Trust Company, Pershing Square and certain other investors with respect to Company common stock held by such stockholders. The agreements with Brookfield, Fairholme and Pershing Square require the Company to maintain a shelf registration statement covering the shares held by each stockholder. Additionally, these stockholders may require the Company to:

  •
  register shares of Company common stock held by them having an estimated aggregate fair market value of at least $25.0 million;

  •
  undertake up to three underwritten offerings, but no more than one underwritten offering during any 12-month period; and

  •
  include shares of Company common stock held by them in any registration statement whenever the Company proposes to register shares of its common stock.

        The agreement with GTC provides that if any registrable securities remain outstanding after November 2012, GTC may request that the Company file a new shelf registration statement. If the Company does not have an effective shelf registration statement, GTC may require the Company to:

  •
  register shares of Company common stock held by it having an estimated fair market value of at least $10 million (or the entire amount of registrable securities then held by it if less than $10 million), up to a maximum of five times and, for so long as the Company is not eligible to register securities on Form S-3, no more than once per year;

  •
  undertake up to two underwritten offerings; and

  •
  include shares of Company common stock held by it in any registration statement whenever the Company proposes to register shares of its common stock.

        The Company has agreed to pay all expenses, other than underwriting discounts and commissions, in connection with these registration rights agreements, including legal and accounting fees incurred by the Company, printing costs and the fees of one law firm for the selling stockholders (limited to $50,000 for a registration requested by GTC). Additionally, the Company has agreed to indemnify these stockholders against certain liabilities, including liabilities under the federal securities laws.

Stockholder Agreements

        In November 2010, the Company entered into agreements with each of Brookfield, Fairholme and Pershing Square. Under these agreements, subject to certain exceptions, if the Company makes a public or non-public offering of its common stock (or securities convertible or exchangeable into common stock), each of these stockholders has a right to acquire the securities for the same price and on the same terms up to the amount needed for it to maintain its aggregate proportionate common stock-equivalent interest in the Company on a fully diluted basis. This right has terminated for Fairholme and Brookfield and will terminate for Pershing Square when it beneficially owns less than 5% of the Company's outstanding shares on a fully diluted basis (as defined in the agreements).

        Under the stockholder agreement with Pershing, the Company has agreed to nominate and use its reasonable best efforts to elect to the Board certain director nominees designated by Pershing Square. Pershing Square has the right to nominate three directors so long as it beneficially owns at least a 17.5% fully diluted economic interest (as defined in the agreement) in the Company and two Board designees so long as it beneficially owns at least a 10% interest in the Company on a fully diluted basis. Board members designated by Pershing Square are not required to be independent but are subject to reasonable eligibility criteria applied in good faith to other Board candidates by the nominating and corporate governance committee. Pershing Square's current Board designees are William Ackman, Gary Krow and Allen Model. Pursuant to the terms of the Brookfield Warrant Purchase Agreement, Brookfield waived its right to nominate one director under its stockholder agreement.

Standstill Agreement

        In November 2010, the Company entered into an agreement with Pershing Square to, among other things:

  •
  limit Pershing Square's economic interest in Company common stock to 40% of the Company's outstanding common stock and set forth required approvals for Pershing Square to increase its economic interest above the agreed upon limit;

  •
  require Pershing Square, with respect to any matter the Board has recommended our stockholders not approve, to vote any of its shares in excess of 30% of the Company's common stock against such matter or in proportion to other stockholders;

  •
  set forth required Board and stockholder approvals for certain change in control transactions and related party transactions involving Pershing Square; and

  •
  restrict certain transfers of Company common stock by Pershing Square.

        Additionally, the terms of the agreement ensure that Pershing Square does not take any action inconsistent with its support for the following corporate governance principles:

  •
  the Board will have nine members, unless otherwise approved by 75% of the Board members;

  •
  a majority of the directors on the Board will be independent; and

  •
  a majority of the members of the nominating and corporate governance committee will be disinterested directors (as defined in the agreement).

        Further, in connection with the election of directors, Pershing Square may vote all of its shares in its sole discretion with respect to its designees and, with respect to other director nominees, may vote 10% of the Company's outstanding common stock in its sole discretion, but must vote the remainder of its shares in proportion to the votes cast by the Company's other stockholders.

Transactions After the Spin-Off

Warrant Agreements

        In November 2010, the Company sold warrants to acquire shares of Company common stock to Mr. Weinreb and Mr. Herlitz in connection with their joining the Company as executive officers. Mr. Weinreb purchased a warrant to acquire 2,367,985 shares for $15.0 million. Mr. Herlitz purchased a warrant to acquire 315,731 shares for $2.0 million. The warrants have an exercise price of $42.23 per share and expire in November 2017.

        In February 2011, the Company entered into a warrant purchase agreement with Mr. Richardson, in connection with his joining the Company as Chief Financial Officer. Pursuant to the purchase agreement, Mr. Richardson purchased a warrant to acquire 178,971 shares of Company common stock for $2.0 million. Mr. Richardson purchased the warrant in March 2011. The warrant has an exercise price of $54.50 per share and expires in February 2018.

        The warrant purchase prices were paid in cash and determined by the Board, with the assistance of an outside advisor, to equal the fair value of the warrants on the issue date. The warrants became fully vested at the time of purchase, but do not become exercisable until the sixth anniversary of the date of purchase, subject to limited exceptions. Under the warrant agreements, the Company agreed to file a shelf registration statement registering the shares of Company common stock underlying the warrants.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

        The Company's bylaws provide that the number of directors will be determined by the Board from time to time. Currently, the Board consists of ten directors. Each of the Company's directors stands for election each year at the Annual Meeting.

        Each director nominee identified below is an incumbent director whose nomination to serve on the Board was recommended by the nominating and corporate governance committee and approved by the Board. The director nominees, if elected, will serve until the 2014 annual meeting of stockholders or until their earlier resignation or removal. Each of the director nominees has indicated a willingness to serve as a director if elected.

        In connection with the Company's spin-off from GGP in November 2010, Pershing Square and Brookfield purchased shares of Company common stock for an aggregate price of $178.5 million. In connection with these purchases, the Company agreed to nominate and use its reasonable best efforts to elect to the Board the director nominees of Pershing Square and Brookfield. Based on Pershing Square's current ownership, it has the right to designate three director nominees. Under the Brookfield Warrant Purchase Agreement, Brookfield waived its right to designate one director nominee, and otherwise would not have such a right based on its current ownership. The director nominees designated by Pershing Square are William Ackman, Gary Krow and Allen Model.

        As reflected in the section above captioned "Matters Related to Corporate Governance, Board Structure, Director Compensation and Stock Ownership," the primary qualities and characteristics nominees to the Board should possess are management and leadership experience; knowledge relevant to the business of the Company and diversity of background and experience; and personal and professional ethics, integrity and professionalism. All ten of the nominees possess these attributes. The specific experiences, qualifications, attributes and skills of each individual which lead to his or her nomination are included in the individual discussions below.

        The directors will be elected by the affirmative vote of a majority of votes cast "for" or "against" the election of that nominee.

        William A. Ackman, age 46, has served as Chairman of the Board since November 2010. Mr. Ackman is the founder and Chief Executive Officer of Pershing Square Capital Management, L.P., a registered investment adviser founded in 2003. Pershing Square is a concentrated research-intensive, fundamental value investor in publicly traded companies. Mr. Ackman also has served as a director of J.C. Penney Company, Inc. since February 2011 and as a director of Canadian Pacific Railway Ltd. since May 2012. From April 2011 to June 2012, Mr. Ackman served as a director of Justice Holdings Limited and from June 2009 to March 2010, Mr. Ackman served as a director of General Growth Properties, Inc. Mr. Ackman's management experience, his prior service on boards of directors of public companies and his investments in real estate-related public and private companies give him valuable insight that can be applied to the Company and benefit of the Board. Mr. Ackman is a director nominee designated by Pershing Square pursuant to the terms of the stockholder agreement between the Company and Pershing Square.

        Adam Flatto, age 49, has served as a director since November 2010. Mr. Flatto is the president of The Georgetown Company, a privately held real estate investment and development company based in New York City. Mr. Flatto has been with The Georgetown Company since 1990 and during that time has been involved with the development, acquisition and ownership of over 20 million square feet of commercial and residential real estate projects throughout the United States. These projects have included a wide array of projects ranging from large-scale office buildings, movie studios, retail shopping malls and arenas to hotels, apartment buildings, mixed-use master planned communities and others. Mr. Flatto's extensive real estate development and management experience provide the Board with key insight into operations and strategic planning matters.

        Jeffrey Furber, age 54, has served as a director since November 2010. Mr. Furber is the chief executive officer of AEW Capital Management, L.P. ("AEW") and chairman of AEW Europe. Mr. Furber joined AEW in 1997. AEW provides real estate investment management services to investors worldwide. Mr. Furber has oversight responsibility for all of AEW's operating business units in the United States, Europe and Asia and chairs AEW's Management Committee. He is also a member of AEW's Investment Committees and Risk Management Committee in North America, Europe and Asia. Since April 15, 2011, Mr. Furber has served as a director and a member of the compensation and nominating and corporate governance committees of Stag Industrial, Inc., a publicly traded company. Prior to 1997, Mr. Furber served as managing director of Winthrop Financial Associates, a subsidiary of Apollo Advisors, and as president of Winthrop Management. Mr. Furber has extensive experience overseeing financial investments in the real estate industry and has held leadership roles within his firm and industry groups alike. His investment and management experience enable him to provide the Board with key insight into real estate matters.

        Gary Krow, age 58, has served as a director since November 2010. Mr. Krow was the president, chief executive officer and a director of GiftCertificates.com, a leading e-commerce provider of business-to-business incentive management solutions, from July 2008 until its sale in 2010. Mr. Krow was a consultant for Light Year Capital, a diversified private equity company, from January 2008 to June 2008. From 1999 to May 2007, Mr. Krow served as president of Comdata Corporation, a global electronic issuer and processor of payments. Mr. Krow joined Comdata in 1990. Mr. Krow currently serves as a director of Cadec Global, Inc., a private advanced mobile-technology services company. Mr. Krow has served on the boards of directors of National Association of Travel Centers Foundation, TIMM Communications, Inc. and the American Heart Association in Davidson County, Tennessee. Mr. Krow's extensive e-commerce and technology operations experience allows him to provide the Board with insight into the efficient transfer of data and the development of systems necessary to operate in a technologically advanced economy. Mr. Krow is a director nominee designated by Pershing Square pursuant to terms of the stockholder agreement between the Company and Pershing Square.

        Allen Model, age 67, has served as a director since November 2010. Mr. Model is the co-founder of Overseas Strategic Consulting, Ltd. ("OSC") and served as treasurer and managing director of OSC from 1992 until his retirement from those positions in November 2010, at which time he continued to hold a passive interest in OSC and the title of "Founder Emeritus." OSC is an international consulting firm that provides public information services to clients worldwide, including the United States Agency for International Development, The World Bank, The Asian Development Bank and host governments. Since 1988, Mr. Model has also been a private investor for Model Entities, which manages personal and family portfolios. Mr. Model currently serves as a director of two privately held companies: Anchor Health Properties, a real estate partnership that develops medically related properties, since 1990; and NetBoss Technologies, Inc., a company that provides software management tools for telecommunications companies. Mr. Model served as a director of Sinewave Energy Technologies, a company that produced energy saving devices in lighting space from 1994 until 2011. Mr. Model served as a director of three publicly-traded companies: Blue Ridge Real Estate Company, a land development company, from 1975 to 2002; Big Boulder Corp., a land development company linked to Blue Ridge, from 1975 to 2002; and MetroWest Bank, from 1990 to 2001. Mr. Model's consulting and investment experience as well as his service on boards of directors of both public and private companies provide him with knowledge in corporate strategy and investment expertise that will benefit the Board. Mr. Model is a director nominee designated by Pershing Square pursuant to the terms of the stockholder agreement between the Company and Pershing Square.

        R. Scot Sellers, age 56, has served as a director since November 2010. Mr. Sellers served as chief executive officer of Archstone, one of the world's largest apartment companies, from January 1997 through February 2013, and prior to that was Archstone's chief investment officer since 1995. Under his leadership, Archstone moved from being a mid-sized owner of apartments in secondary and tertiary cities (San Antonio and El Paso), to becoming the largest publicly traded owner of urban high rise apartments in the nation's premier cities (Manhattan, Washington, D.C. and others). During his 32-plus year career in the apartment business, Mr. Sellers' has been responsible for the development, acquisition and operation of over $40 billion of apartment communities in over 50 different cities across the United States. Mr. Sellers is a member of the Executive Committee of the National Multi-Housing Council and served as the chairman of the National Association of Real Estate Investment Trusts from November 2005 to November 2006. Mr. Sellers' extensive experience in the real estate industry, which coincided with the broad growth of Archstone, and his service on industry committees provide him with insight into operations, development and growth of the real estate industry and make him particularly suited to provide guidance to the Board.

        Steven Shepsman, age 60, has served as a director since November 2010. Mr. Shepsman is an executive managing director and founder of New World Realty Advisors, a real estate investment and advisory firm specializing in real estate restructurings, development and finance. Mr. Shepsman has been with New World Realty Advisors since 2009. Mr. Shepsman served as chair of the Official Committee of Equity Holders in the Chapter 11 proceedings of General Growth Properties, Inc. As a principal in a real estate fund, Mr. Shepsman had oversight responsibility for the fund's due diligence and acquisition of investment platforms, and with subsequent asset acquisitions, financings and dispositions. Earlier in his career, Mr. Shepsman, a certified public accountant, was a managing partner of Kenneth Leventhal and Company and of Ernst & Young's Real Estate Practice. Mr. Shepsman was formerly a member of the Real Estate Committee of the American Institute of Certified Public Accountants and was the chair of the Real Estate Committee of the New York State Society of Certified Public Accountants. Mr. Shepsman is presently the chair of the Dean's Advisory Council for the School of Management at the University of Buffalo. Mr. Shepsman's extensive professional accounting and financial expertise, including in the real estate industry, allow him to provide key contributions to the Board on financial, accounting, corporate governance and strategic matters.

        Burton M. Tansky, age 75, has served as a director of the Company since October 2011. Mr. Tansky has worked in the retail industry for over fifty years. Currently, he is the non-executive chairman of the board of directors for Neiman Marcus Group, Inc. and also serves as a director of Donald Pliner Shoes, a privately held company. Mr. Tansky previously served as a director and a member of the compensation committee of International Flavors and Fragrance, a public company. Mr. Tansky was the chief executive officer of Neiman Marcus Group from 2004 to 2010, the chief executive officer of Neiman Marcus Stores from 1994 to 2007, the chief executive officer of Bergdorf Goodman from 1990 to 1994 and the president and chief operating officer of SAKS Fifth Avenue from 1980 to 1990.

        Mary Ann Tighe, age 64, has served as a director of the Company since October 2011. Ms. Tighe has been the chief executive officer of CBRE's New York Tri-State Region since 2002, a region of 2,125 employees, and joined the Board of Directors of CBRE in 2013. From January 2010 through December 2012, Ms. Tighe served as Chair of the Real Estate Board of New York, the first woman to hold this position in REBNY's 114-year history and the first broker in 30 years. Ms. Tighe began her real estate career as a broker at the Edward S. Gordon Company, ultimately rising to the position of vice chairman of Insignia/ESG, where she was regularly recognize among the firm's top producers. Prior to entering the real estate field, Ms. Tighe served as a vice president of the American Broadcasting Companies, where she launched the A&E cable channel. Ms. Tighe was also formerly the Deputy Chairman of the National Endowment for the Arts, Arts Advisor to Vice President Walter Mondale, and a staff member of the Smithsonian Institution. Ms. Tighe's extensive experience with commercial real estate transactions enables her to provide the Board with key insight into the real estate matters.

        David R. Weinreb, age 48, has served as a director and Chief Executive Officer of the Company since November 22, 2010. Mr. Weinreb has served as the chairman and chief executive officer of TPMC Realty Corporation, a real estate investment firm, since 1993. Mr. Weinreb served as director of operations of Thornton Partners Management Company from 1987 to 1990 and as its executive vice president and chief operations officer from 1990 to 1993. From 1986 to 1987, he was project manager for the MacDonald and Masi Company. From 1984 to 1986, he worked as a broker with Murray Financial. Mr. Weinreb serves on the Advisory Council for the Lusk Center for Real Estate at the University of Southern California. Mr. Weinreb's experience with the Company's spin-off and familiarity with the Company's assets gives him in-depth knowledge of the Company's business and an understanding of operational and strategic matters impacting the Company.

The Board recommends a vote FOR each of the ten director nominees listed above.

PROPOSAL NO. 2
ADVISORY VOTE ON EXECUTIVE COMPENSATION

        In 2011, 63% of stockholders voted in a non-binding proposal that the Company should submit advisory votes on executive compensation every third year. The Board evaluated the voting on this matter and determined that the Company should submit advisory votes on executive compensation to its stockholders every year because it wants to be responsive to the large minority of stockholders who did not vote for a frequency of three years. Stockholders will be asked again in 2017 to vote on the frequency of advisory votes on executive compensation.

        The Company believes that its compensation policies and procedures are centered on a pay-for-performance culture and are strongly aligned with the long-term interests of its stockholders. This advisory non-binding stockholder vote, as required under Section 14A of the Securities Exchange Act of 1934 and commonly known as "say-on-pay," gives you, as a stockholder, the opportunity to endorse or not endorse the Company's executive compensation program by voting for or against this proposal.

        The vote on this proposal is not intended to address any specific element of compensation. The vote relates to the compensation of the Company's named executive officers, as described under the heading "Compensation Discussion and Analysis" in this proxy statement disclosed pursuant to the compensation disclosure rules of the SEC.

        The affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting is required to approve this proposal endorsing the Company's executive compensation program.

THE BOARD RECOMMENDS A VOTE FOR THE APPROVAL
OF OUR EXECUTIVE COMPENSATION.

 PROPOSAL NO. 3
RATIFICATION OF THE APPOINTMENT OF ERNST AND YOUNG LLP
AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING
FIRM FOR FISCAL 2013

        The audit committee has selected Ernst & Young LLP ("E&Y") as the Company's independent registered public accounting firm for fiscal 2013. SEC regulations and the NYSE corporate governance standards require that the Company's independent registered public accounting firm to be engaged, retained and supervised by the Audit Committee. Although approval or ratification by stockholders of such engagement is not required, the Company is seeking the stockholders' ratification of the audit committee's selection of E&Y because we believe that allowing stockholders to express their view on the matter is good corporate governance. Any failure of the stockholders to ratify the audit committee's selection of E&Y as the Company's independent registered public accounting firm would, however, be considered by the audit committee in determining whether to engage E&Y.

        During the fourth quarter of 2012, the audit committee conducted a competitive process to determine the Company's independent registered public accounting firm for the fiscal year ending December 31, 2013. The audit committee invited four national accounting firms to participate in this process, including Deloitte & Touche LLP ("Deloitte"), the Company's then independent registered public accounting firm. As a result of this process and following careful deliberation, effective March 13, 2013, the audit committee approved the dismissal of Deloitte and engagement of E&Y as our independent registered public accounting firm.

        During the fiscal years ended December 31, 2012 and 2011, and the subsequent interim period through the date of dismissal, we had (a) no disagreements with Deloitte on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to Deloitte's satisfaction, would have caused it to make reference to the subject matter of any such disagreement in connection with its reports on the Company's consolidated and combined financial statements for such years or interim period and (b) no reportable events during the two most recent fiscal years or the subsequent interim period. In addition, Deloitte's reports on our consolidated and combined financial statements for the fiscal years ended December 31, 2012 and 2011, do not contain any adverse opinion or disclaimer of opinion, nor are any of these reports qualified or modified as to uncertainty, audit scope or accounting principles.

        The affirmative vote of a majority of the shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote on this proposal is required to ratify the selection of E&Y as the Company's independent registered public accounting firm for fiscal 2013. Abstentions will be counted as represented and entitled to vote on this proposal and will have the effect of a vote against the proposal.

The Board recommends a vote FOR the ratification of the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for fiscal 2013.

 Relationship with Independent Registered Public Accounting Firm

        The audit committee is directly responsible for the appointment, compensation, retention and oversight of the Company's independent registered public accounting firm. As described above, the audit committee has selected E&Y as the Company's independent registered public accounting firm for fiscal 2013. Deloitte was the Company's independent registered public accounting firm for fiscal 2012.

        A representative of E&Y is expected to be present at the Annual Meeting and will be given the opportunity to make a statement if they so desire and to respond to appropriate questions from stockholders.

Independent Registered Public Accounting Firm Fees

        The following table presents fees incurred for professional services rendered by Deloitte, the Company's independent registered public accounting firm, for fiscal years ended December 31, 2012 and December 31, 2011. The Company incurred no fees for professional services rendered by E&Y during 2012 and 2011.

	December 31, 2012	December 31, 2011
Audit Fees(1)	$1,693,055	$1,610,345
Audit Related Fees(2)	$33,100	$—
Tax Fees(3)	$82,418	$122,375
All Other Fees	$—	$—

Total Fees	$1,808,573	$1,732,720

(1)
Includes fees for services related to the annual audit of the consolidated financial statements, required statutory audits, reviews of the Company's quarterly reports on Form 10-Q, the registered public accounting firm's report on the Company's internal control over financial reporting, as required under Section 404 of the Sarbanes-Oxley Act of 2002, and registration statements during the respective periods. This amount also includes fees for services related to the Company's acquisitions, the audit of The Woodlands and Deloittes's out-of-pocket expenses.

(2)
Includes fees for accounting consultation services.

(3)
Includes fees for services related to tax compliance, tax advice and tax planning.

Pre-Approval Policies and Procedures

        The audit committee's policy is to require the pre-approval of all audit and non-audit services provided to the Company by its independent registered public accounting firm (except for items exempt from pre-approval requirements under applicable laws and rules). All audit and non-audit services were pre-approved.

AUDIT COMMITTEE REPORT

        Management is responsible for the Company's system of internal control over financial reporting and for preparing its financial statements. Deloitte & Touche LLP ("Deloitte") was responsible for performing an independent audit of the Company's consolidated financial statements for the year ended December 31, 2012 in accordance with the standards of the Public Company Accounting Oversight Board (United States) and to issue a report thereon. The audit committee is responsible for overseeing management's conduct of the financial reporting process and system of internal control. The audit committee operates under a written charter adopted by the Board and reviewed annually by the audit committee.

        The audit committee reviewed and discussed with both management and Deloitte the audited financial statements of the Company for the year ended December 31, 2012 prior to their issuance. During 2012, management advised the audit committee that each set of financial statements reviewed had been prepared in accordance with accounting principles generally accepted in the United States of America, and reviewed significant accounting and disclosure issues with the audit committee. These reviews included discussion with Deloitte of matters required to be discussed by the Statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board ("PCAOB") and SEC Regulation S-X Rule 2-07, Communication with Audit Committees, as currently in effect, including the quality of the Company's accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. The audit committee also discussed with its independent registered public accounting firm matters relating to its independence and received the written disclosures and letter from Deloitte required by applicable requirements of PCAOB regarding the independent accountant's communications with the audit committee concerning independence.

        Taking all of these reviews and discussions into account, all of the audit committee members, whose names are listed below, recommended to the Board that it approve the inclusion of the Company's audited financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2012 for filing with the SEC.

Members of the Audit Committee
Steven Shepsman, Chair Gary Krow Allen Model

EXECUTIVE OFFICERS

        The following table sets forth certain information with respect to the Company's current executive officers:

Name	Age	Position with the Company
David R. Weinreb	48	Chief Executive Officer and director
Grant Herlitz	41	President
Andrew Richardson	46	Chief Financial Officer
Christopher Curry	51	Senior Executive Vice President of Development
Peter Riley	57	Senior Vice President, Secretary and General Counsel

        David R. Weinreb, age 48, has served as a director and Chief Executive Officer of the Company since November 22, 2010. Mr. Weinreb has served as the chairman and chief executive officer of TPMC Realty Corporation, a real estate investment firm, since 1993. Mr. Weinreb served as director of operations of Thornton Partners Management Company from 1987 to 1990, and as its executive vice president and chief operations officer from 1990 to 1993. From 1986 to 1987, he was project manager for The MacDonald & Masi Company. From 1984 to 1986, he worked as a broker with Murray Financial. Mr. Weinreb serves on the Advisory Council for the Lusk Center for Real Estate at the University of Southern California. Mr. Weinreb's experience with the Company's spin-off and familiarity with the Company's assets gives him in-depth knowledge of the Company's business and an understanding of operational and strategic matters impacting the Company.

        Grant Herlitz, age 41, has served as President of the Company since November 22, 2010. Mr. Herlitz was Interim Chief Financial Officer of the Company from January 31, 2011 to March 23, 2011. Mr. Herlitz serves as president and chief financial officer of TPMC Realty Corporation. Mr. Herlitz joined TPMC Realty Corporation in October 2000 as vice president of investments. From 1997 to 2000, Mr. Herlitz was assistant to the chairman and chief executive officer of FirstPlus Financial Group, Inc. From 1994 to 1997, Mr. Herlitz worked as a tax accountant. Mr. Herlitz began his career with the European Community Observer Mission to South Africa, an organization established in conjunction with the United Nations to observe political change in South Africa.

        Andrew C. Richardson, age 46, has served as Chief Financial Officer of the Company since March 23, 2011. Prior to joining the Company, Mr. Richardson served as executive vice president, chief financial officer and treasurer of Northstar Realty Finance Corp. since April 2006. Northstar Realty is a publicly traded commercial real estate finance company focused on investments in real estate loans, fixed income securities and net-leased real estate properties. From March 2000 to March 2006, Mr. Richardson was head of the capital markets group for iStar Financial Inc., most recently as executive vice president. Mr. Richardson joined iStar Financial from Salomon Smith Barney, where from 1995 to 2000 he was an investment banker in the Global Mergers and Acquisitions and Real Estate and Lodging Groups, most recently serving as a vice president providing merger and acquisition advisory services and raising debt and equity capital for public and private real estate companies. Prior to joining Salomon Smith Barney, Mr. Richardson worked for Ernst & Young LLP as a certified public accountant from 1988 to 1993.

        Christopher Curry, 51, has served as Senior Executive Vice President of Development of the Company since November 2010. Mr. Curry is responsible for the redevelopment of several of the Company's properties, including Victoria Ward, the South Street Seaport and Summerlin. Mr. Curry established TPMC's Realty Corporation's California office in 2008 and led its real estate development business. Mr. Curry has over 20 years of commercial real estate development experience.

        Peter Riley, age 57, has served as Senior Vice President, Secretary and General Counsel of the Company since May 2, 2011. Prior to joining the Company, and since 2004, Mr. Riley was a partner with Hughes & Luce, and then K&L Gates after it merged with Hughes and Luce, with a significant focus on tax aspects of fund formation, joint ventures and the acquisition, disposition, operation and financing of real estate assets. Previously, Mr. Riley led the tax department at Kelly, Hart & Hallman, and was Senior Tax Counsel at Simpson Thacher & Bartlett.

COMPENSATION DISCUSSION AND ANALYSIS

        The Company's named executive officers during 2012 were its Chief Executive Officer, David R. Weinreb; its President, Grant Herlitz; its Chief Financial Officer, Andrew Richardson; its Senior Vice President, Secretary and General Counsel, Peter Riley; and its Senior Vice President of Development, Christopher Curry (collectively, the "Named Executives"). The Compensation Discussion and Analysis contains a discussion of our compensation policies and practices and the material elements of compensation awarded to the Named Executives for 2012.

Business Background

        Our mission is to be the preeminent developer and operator of master planned communities and mixed use properties. We create timeless places and memorable experiences that inspire people while driving sustainable, long-term growth and value for our stockholders. We specialize in the development of master planned communities and ownership, management and the redevelopment or repositioning of real estate assets currently generating revenues, also called operating assets, as well as other strategic real estate opportunities in the form of entitled and unentitled land and other development rights, also called strategic developments. We are headquartered in Dallas, Texas and our assets are located across the United States.

Business Highlights

        The Named Executives' decisions and leadership positioned the Company to achieve significant operating and development milestones during 2012, including the following:

  •
  retired 6,083,333 Sponsors Warrants for $80.5 million in cash and the issuance of 1,525,272 shares of common stock. As a result of the warrant purchases, shareholders now own 10.1% more of the Company assuming these warrants were exercised;

  •
  generated $21.3 million increase in MPC land sales revenue for 2012, a 13.2% increase compared to 2011 (on a "same property basis" assuming The Woodlands was consolidated by us during all of 2011);

  •
  implemented a new auction process at The Woodlands which in August generated an increase in sales prices of approximately $16.7 million, or 49.0%, for 375 lots, compared to the selling prices before the auction;

  •
  secured a $43.3 million non-recourse construction loan for 3 Waterway Square, an approximate 232,000 square foot office building in The Woodlands. 3 Waterway Square is 90% pre-leased and is expected to be completed in May 2013;

  •
  announced the development of Hughes Landing at Lake Woodlands, a 66-acre mixed use site within The Woodlands, and secured a $38.0 million non-recourse construction loan for One Hughes Landing, an approximate 195,000 square foot office building at Hughes Landing. One Hughes Landing is under construction and is expected to be complete in September of 2013. We executed a 51,152 square foot lease with Layne Christensen Company for the top two floors of One Hughes Landing and as of January 31, 2013, the building is 28% pre-leased;

  •
  acquired our partner's equity interest in the 393-unit Millennium Waterway apartment property located in The Woodlands at a $72.0 million negotiated value using proceeds from a $55.6 million ten-year mortgage bearing a 3.75% interest rate. The property is expected to generate $4.9 million of stabilized annual net operating income;

  •
  commenced construction on Millennium Woodlands Phase II, a 314-unit Class A apartment building located in The Woodlands, which is being developed through a joint venture with the same developer with whom we developed the Millennium Waterway apartments;

  •
  entered into a letter of intent with Macy's to become a 180,000 square foot anchor tenant and received a commitment from Dillard's to be a 200,000 square foot anchor tenant at The Shops at Summerlin. The Shops at Summerlin project is expected to contain 1.5 million square feet of mixed use development, including retail, entertainment and approximately 200,000 square feet of office space;

  •
  at Ward Centers, TJ Maxx took occupancy of 36,000 square feet of newly completed space at the Ward Village Shops and Bed Bath & Beyond took possession of approximately 30,000 square feet during 2012. Both of these tenants are expected to contribute a combined annual NOI of approximately $2.0 million;

  •
  commenced Phase Two of the Ward Village Shops—part of Ward Centers in Honolulu, Hawaii—a $26.2 million project to build 57,000 square feet of new retail space for Pier 1 Imports and Nordstrom Rack, whose relocation opens space for future redevelopment. The tenants are expected to take occupancy in late 2013 or early 2014 and should contribute approximately $1.0 million of incremental annual NOI to Ward Centers;

  •
  announced the master plan to transform Ward Centers into an urban master planned community called Ward Village. When fully developed, Ward Village will contain over 4,000 condominium units and over one million square feet of retail and other commercial space. Phase One of the redevelopment will consist of two market rate, mixed-use residential towers comprising approximately 500 units, one reserved housing tower comprising at least 125 units to satisfy the project's 20% reserved housing requirement and the renovation of the IBM building into a world-class sales center for the 4,000 condominium units which we expect to build under the master plan. Construction on Phase One is expected to begin in 2014;

  •
  completed a $3.3 million renovation at Ward Center, leased the 30,000 square feet formerly occupied by Borders to Bed, Bath & Beyond and 5,360 square feet to Grand Leyanda. Together, both tenants are expected to generate $0.9 million of annual incremental NOI to Ward Centers when they occupy their respective locations in 2013;

  •
  closed on $40.0 million of mezzanine capital commitments for the ONE Ala Moana condominium development, including $3.0 million of non-refundable capital for predevelopment costs;

  •
  launched presales and contracted with buyers to buy all of the 206 units offered at our ONE Ala Moana condominium development resulting in the receipt of $19.6 million in deposits. Construction is expected to begin in the second quarter of 2013;

  •
  completed the ground lease amendment with the Economic Development Corporation of the City of New York ("EDC") which permits the redevelopment of Pier 17 and the option to propose a mixed-use development on the city owned property adjacent to Pier 17. Advanced Urban Land Use Review Procedure (ULURP) application for Pier 17 redevelopment to New York City Planning Commission after receiving recommendation from Borough President and approvals from Community Board 1 and Landmarks Preservation Commission for the proposed Pier 17 design;

  •
  announced the redevelopment of Riverwalk Marketplace into an upscale urban outlet center. Upon completion, the property will comprise approximately 250,000 square feet of retail space;

  •
  acquired 70 Columbia Corporate Center, a 167,513 square foot Class A office building in Columbia, Maryland by assuming a $16.0 million non-recourse mortgage bearing interest at 4.25% and our commitment to fund $5.0 million for leasing and capital improvements. Secured a 76,308 square foot tenant which will increase occupancy to 68.7% and generate an estimated $1.9 million in annual net operating income when the tenant occupies its space in 2013.

  •
  obtained all needed approvals to begin construction of a 380-unit apartment building on Parcel D in Columbia, MD;

  •
  entered into agreements with Whole Foods Market, Inc. and The Columbia Association to lease the majority of the approximate 89,000 square feet Columbia Regional Building, located in Downtown Columbia, Maryland. The restoration and redevelopment of the building is anticipated to serve as a catalyst for future development in the Columbia Town Center area. Construction is expected to begin in the first quarter of 2013; and

  •
  during 2012, we closed on $348.6 million of non-recourse financing commitments, including $158.1 million for Bridgeland, of which $140.0 million is a revolver to fund horizontal land improvements, $55.6 million to refinance the Millenium Waterway Apartments and to fund the purchase of our partner's interest, $40.0 million of mezzanine debt for the ONE Ala Moana project, $43.3 million for the construction of 3 Waterway office building, $38.0 million for the construction of One Hughes Landing office building and $13.6 million related to 20/25 Waterway retail.

Compensation Policies, Principles, Objectives and Practices

        The Company's success, depends, in large part, on our ability to successfully attract, motivate and retain a qualified management team. The executive compensation program designed by the compensation committee is intended to attract, retain and motivate the key people necessary to enable the Company to maximize operational efficiency and profitability over the long term. The compensation committee believes that executive compensation should seek to align the interests of the Company's executives and other key employees with those of the Company and its stockholders. The Company's executive compensation program is also being designed to differentiate compensation based upon individual contribution, performance and experience.

        In establishing compensation, the compensation committee intends to provide employees, including its executive officers, with a competitive total compensation package. The compensation committee intends to set compensation in this manner to ensure that the Company's compensation practices do not put the Company at a disadvantage in attracting and retaining executives and other employees, while also ensuring a competitive cost structure for the Company.

        In 2012, 99% of the votes cast in our advisory vote on executive compensation voted in support of our executive compensation program. Because our executive compensation program enjoys favorable stockholder support, the compensation committee did not make adjustments to our executive compensation program in 2012 as a result of this vote.

Role of Compensation Committee

        The compensation committee has the authority to determine and establish executive compensation components and respective component levels. The compensation committee also has the discretion to delegate certain compensation determinations to a subcommittee.

        Our Chief Executive Officer and President prepare information and materials for the compensation committee relevant to matters under consideration by the compensation committee, including market data and recommendations of our Chief Executive Officer and President regarding performance metrics, performance goals and compensation of the other executives. At the invitation of the compensation committee, they also attend committee meetings and participate in its deliberations on executive compensation (except with respect to their own compensation). Our Chief Executive Officer and President usually attend the compensation committee meetings to provide their perspective and recommendations on executive compensation matters under consideration, but otherwise do not attend or participate in the compensation committee's deliberations on executive compensation. No member of our management attends executive sessions of the compensation committee, unless at the direction of the compensation committee.

Employment Agreements

        In November 2010, the Company entered into employment agreements with Mr. Weinreb, in connection with his appointment as Chief Executive Officer of the Company, and Mr. Herlitz, in connection with his appointment as President of the Company. The Company also entered into employment agreements with Mr. Richardson, in connection with his appointment as Chief Financial Officer of the Company, and Mr. Riley, in connection with this appointment as Senior Vice President, Secretary and General Counsel of the Company, in February and April 2011, respectively. These agreements provide for a minimum annual base salary, annual incentive compensation opportunities under plans approved by the compensation committee, as well as severance and other limited benefits, and, in the case of an amendment to Mr. Weinreb's employment agreement (which was approved by the compensation committee), reimbursement by the Company of 80% of the actual cost incurred by Mr. Weinreb for private air travel, but only if, and to the extent that, such private air travel is solely related to Company business. The amendment to Mr. Weinreb's employment agreement is retroactive to his initial date of employment by the Company and the Company's obligation to reimburse Mr. Weinreb for the cost of such private air travel is subject to an annual cap of $400,000 per year. The compensation committee approved the terms of these employment agreements based upon (a) its assessment of the terms necessary to attract highly qualified executives to a new company, and (b) arm's length negotiations with each of these executives. For a description of the material terms of these employment agreements, see "Executive Compensation—Employment Agreements."

Executive Compensation Program and Policies

        The components of the Company's executive compensation program provide for a combination of fixed and variable compensation. As described in more detail below, these components currently are:

  •
  base salary;

  •
  annual incentive compensation;

  •
  long-term incentive compensation;

  •
  broad-based employee benefits; and

  •
  severance benefits.

        Base Salary.    The minimum annual base salary for each of the Company's executive officers is set forth in his employment agreement with the exception of Mr. Curry who does not have an employment agreement. Future increases in base salary are expected to be determined on the basis of management responsibilities, level of experience and tenure with the Company, as well as internal and market comparisons. In setting base salaries for executive officers, the compensation committee will seek to provide a reasonable level of fixed compensation that is competitive with base salaries for comparable positions at similar companies. The base salaries of our named executives at December 31, 2012 were as follows:

Name	Title	2012 Base Salary ($)
David R. Weinreb	Chief Executive Officer	1,000,000
Grant Herlitz	President	750,000
Andrew Richardson	Chief Financial Officer	500,000
Christopher Curry	Senior Executive Vice President of Development	400,000
Peter Riley	Senior Vice President, Secretary and General Counsel	500,000

        Annual Incentive Compensation.    The compensation committee believes that annual incentive compensation is a key element of the total compensation for our Named Executives. The compensation committee also believes that placing a significant portion of executive compensation at risk each year, subject to the results of established performance measures and objectives, appropriately motivates an executive officer to achieve the Company's financial and operational objectives, thereby enhancing stockholder value.

        The employment agreements for our Named Executives provide that each officer is eligible to receive annual incentive compensation based upon achievement of performance measures and objectives to be established by the compensation committee. Mr. Curry does not have an employment agreement and is not eligible for the annual incentive compensation described below. The annual incentive compensation opportunity for achievement of:

a threshold level of performance is equal to:

  •
  50% of the annual base salary of each of Messrs. Weinreb and Herlitz,

  •
  60% of the annual base salary for Mr. Richardson, and

  •
  40% of the annual base salary for Mr. Riley;

a target level of performance is equal to:

  •
  100% of the annual base salary of each of Messrs. Weinreb, Herlitz and Richardson, and

  •
  60% of the annual base salary for Mr. Riley; and

a maximum level of performance is equal to:

  •
  150% of the annual base salary of each of Messrs. Weinreb and Herlitz,

  •
  140% of the annual base salary for Mr. Richardson, and

  •
  80% of the annual base salary for Mr. Riley.

        Annual incentive compensation payments are contingent upon the achievement of pre-established performance goals relating to an objective minimum performance measure applicable to all eligible Named Executives and the results of a subjective evaluation of the individual performance of each eligible Named Executive. The compensation committee establishes annually a cash bonus pool for the Named Executives eligible for annual incentive compensation. The compensation committee's pre-approved payment formula generally determines the size of the bonus for each Named Executive participant as a percentage of the cash bonus pool, subject to the discretion of the compensation committee. In the event that the Company does not achieve the pre-established objective minimum performance measure, then no annual incentive compensation will be paid to the eligible Named Executives. The individual performance goals for each eligible Named Executive are established by the compensation committee, upon consultation with Mr. Weinreb, and communicated to each eligible Name Executive in the first quarter of each fiscal year.

        The compensation committee established an objective minimum performance measure for the 2012 annual incentive compensation plan as consolidated gross revenues of at least $250,000,000, which was substantially higher than the minimum consolidated gross revenue target established by the compensation committee for the 2011 fiscal year. The Company's consolidated gross revenues exceeded $250,000,000 in fiscal 2012 and the bonus pool for the incentive compensation plan was funded. The compensation committee selected consolidated gross revenues as the objective minimum performance measure because it believes that such metric is an accurate indicator of the growth and performance of the Company in this stage of its development. The compensation committee awarded the maximum bonuses for each Named Executive participant from the bonus pool based on the Company's achievement of the milestones described in the section entitled "Business Highlights" above and its overall evaluation of the individual performance of each eligible Name Executive based upon other qualitative factors considered by the compensation committee. For Messrs. Weinreb and Herlitz, such factors included the commencement of construction of certain projects, the finalization of the master plan for Ward Village and increasing the net operating income of certain of the Company's assets. For Mr. Richardson, the factors included the advancement of development plans, competently managing cash flows and complying with SEC reporting and internal control requirements. For Mr. Riley, the factors included the advancement of development plans, competent management of the Company's litigation matters, compliance with SEC and internal control requirements and the implementation of best corporate practices. The compensation committee believed all of the Named Executive participants exceeded the individual performance goals and were responsible for the Company's strong 2012 performance. The following table sets forth the annual cash bonus approved for the participants of the plan:

Name	Annual Incentive Compensation Award($)		2011 Base Salary (%)
David R. Weinreb	1,500,000		150
Grant Herlitz	1,125,000		150
Andrew Richardson	700,000		140
Peter Riley	400,000		80
Christopher Curry	300,000	(1)	75

(1)
Mr. Curry award was not made under the terms of an employment agreement or any other compensatory arrangement. The amount of Mr. Curry's bonus was determined by the compensation committee, in accordance with the Company's general compensation policies.

        Executive Compensation Recoupment Policy.    The Board has adopted a policy regarding recovery of incentive awards for fiscal years for which financial results are later restated. In the event of a material restatement of the Company's financial results due to misconduct, the compensation committee shall review the facts and circumstances and take the actions it considers appropriate with respect to any executive officer whose fraud or willful misconduct contributed to the need for such restatement. Such actions may include, without limitation, (a) seeking reimbursement of any bonus paid to such officer exceeding the amount that, in the judgment of the compensation committee, would have been paid had the financial results been properly reported and (b) seeking to recover profits received by such officer during the 12 months after the restated period under any equity compensation awards. All determinations made by the compensation committee with respect to this policy shall be final and binding on all interested parties.

        Long-Term Incentive Compensation.    The Howard Hughes Corporation Amended and Restated 2010 Incentive Plan (the "Incentive Plan") is designed to attract, retain and motivate officers, employees, non-management directors and consultants of the Company and its subsidiaries, as well as promote the success of the Company's business by providing participants with appropriate incentives.

        The Incentive Plan is administered by the compensation committee. The maximum number of shares of Company common stock that may be issued pursuant to awards under the Incentive Plan is 3,698,050 shares. The maximum number of shares that may be awarded to any participant in a fiscal year is 200,000 shares.

        The Incentive Plan permits the following types of awards:

  •
  stock options;

  •
  restricted stock;

  •
  stock appreciation rights;

  •
  awards that vest, in whole or part, by reference to the fair market value of Company common stock, including restricted stock units and other phantom shares; and

  •
  awards intended to constitute "qualified performance-based compensation."

        The compensation committee determines the exercise price of stock options at the time of grant, but the exercise price may not be less than 100% of the fair market value of a share on the date of grant.

        In March 2011, the Company granted Mr. Richardson a one-time award of 20,000 restricted shares of Company common stock in accordance with the terms of his employment agreement. In May 2011, the Company granted Mr. Riley a one-time award of 10,000 restricted shares of Company common stock in accordance with the terms of his employment agreement. Mr. Richardson's shares cliff-vest in March 2016 and Mr. Riley's shares cliff-vest in May 2016. In February 2011, Mr. Curry was granted an option to purchase 100,000 shares of Company common stock at an exercise price of $57.77. The option granted to Mr. Curry was part of a larger grant of options to new hires and employees that assisted the Company with the spin-off from GGP.

        The Company's employment agreements with its Named Executives do not provide for an annual or other long-term incentive compensation opportunity (with the exception of the one-time grant of restricted shares of Company common stock granted to Messrs. Richardson and Riley). In connection with their hiring by the Company, Messrs. Weinreb, Herlitz and Richardson purchased for cash from the Company a warrant exercisable for shares of Company common stock. In light of this, the compensation committee believes that additional long-term equity incentive compensation is not an appropriate incentive for these executives. The compensation committee has approved the use of options as part of the Company's compensation program for its other officers and employees. For additional information about the warrants purchased by the Company's executive officers, see "Related Party Transactions and Certain Relationships—Transactions After the Spin-Off—Warrant Agreements."

        Employee Benefits.    The Company provides health, life, and other insurance benefits to its executive officers on the same basis as its other full-time employees. The Company does not provide its executives and other employees with defined pension or contribution benefits, supplemental retirement benefits, post-retirement benefits or deferred compensation programs.

        Severance Benefits.    The employment agreements with each of the Named Executives (other than Mr. Curry) provide for a cash severance payment in the event that, in connection with a change in control of the Company, the Named Executive's employment is terminated by the Company without cause or by the executive under certain circumstances. The cash severance payment is equal to three times (two times for each of Messrs. Richardson and Riley) the sum of the executive's base salary and annual incentive compensation for target level performance for the year in which the termination occurs. The employment agreements also provide that the terminated Named Executive will not engage in activities that are competitive with the Company's business for 12 months following his date of termination. In addition, Mr. Riley's employment agreement provides that if his employment is terminated other than for cause prior to the third anniversary of his employment with the Company, the Company shall pay him a lump sum cash amount equal to his annual base salary, accrued vacation pay, unreimbursed expenses, any earned, but unpaid outstanding compensatory arrangement and the pro rata portion of the annual incentive compensation (based on the good faith determination by the compensation committee of the achievement of the applicable performance goals). Mr. Curry is not entitled to any severance payment on the event of a change in control of the Company.

        The compensation committee believes that these benefits are necessary and appropriate to attract and retain qualified executive officers insofar as these benefits are generally made available by other companies. Additionally, the change in control benefits are intended to ensure that the Company's Named Executives are able, as a practical matter, to evaluate any potential change in control transaction objectively and to encourage executive officers to remain employed by the Company in the event a change in control becomes a real possibility. For additional information regarding the employment agreements with the Company's executive officers, see "Executive Compensation—Employment Agreements" and "Potential Payments Upon Termination or Change in Control."

        No Tax "Gross-Up" Payments.    The Company does not provide, and no Named Executive is entitled to receive, any tax "gross-up" payments in connection with compensation, severance or other benefits provided by the Company.

        Deductibility of Compensation.    Section 162(m) of the Internal Revenue Code places a limit of $1 million on the amount of compensation a public company may deduct for federal income tax purposes in any one year with respect to the principal executive officer and the next three most highly compensated officers (excluding the principal financial officer) who were serving as executive officers as of the last day of the applicable year. Qualified performance-based compensation that meets certain requirements is, however, excluded from this limitation.

        The compensation committee intends to review on an annual basis the potential impact of this deduction limitation on executive compensation. The deductibility of certain compensation payments depends upon the timing of an executive's vesting or exercise of previously granted awards, as well as interpretations and changes in the tax laws and other factors beyond the control of the compensation committee. For these and other reasons, including the need to maintain flexibility in compensating executive officers in a manner designed to promote varying corporate goals, the compensation committee will not necessarily, or in all circumstances, limit executive compensation to that which is deductible under Section 162(m) and has not adopted a policy requiring that all compensation be deductible.

        The compensation committee will also consider various alternatives to preserving the deductibility of compensation payments and benefits to the extent consistent with its other compensation objectives and otherwise reasonably practicable. Base salary does not qualify as performance-based compensation under Section 162(m). The Company presently expects that all compensation paid to its executive officers in 2012 will be deductible by the Company.

Stock Ownership Guidelines

        The compensation committee has not established stock ownership guidelines for the Company's executive officers.

COMPENSATION COMMITTEE REPORT
ON EXECUTIVE COMPENSATION

        The compensation committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the compensation committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

THE COMPENSATION COMMITTEE
Gary Krow, Chair William Ackman R. Scot Sellers Burton M. Tansky Mary Ann Tighe

EXECUTIVE COMPENSATION

        The following executive compensation tables and related information are intended to be read together with the more detailed disclosure regarding the executive compensation program presented under the caption "Compensation Discussion and Analysis" above.

Summary Compensation Table

        The following table sets forth information regarding the compensation of the Named Executives from 2010 through 2012.

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards(1) ($)	Option Awards(1)	Non-Equity Incentive Plan Compensation(2) ($)	All Other Compensation	Total ($)
David R. Weinreb	2012	1,000,000	—		—	—	1,500,000	—	2,500,000
Chief Executive Officer	2011	1,000,000	—		—	—	1,500,000	—	2,500,000
	2010	110,256	—		—	—			110,256
Grant Herlitz	2012	750,000	—		—	—	1,125,000	—	1,875,000
President	2011	750,000	—		—	—	1,125,000	—	1,875,000
	2010	81,706	1,000,000	(3)	—	—	—		1,081,706
Andrew Richardson	2012	500,000	—		—	—	700,000	—	1,200,000
Chief Financial Officer(4)	2011	390,400	—		1,371,200	—	700,000	100,000	2,561,600
Peter Riley	2012	500,000	—		—	—	400,000	—	900,000
Senior Vice President, Secretary and	2011	336,500	—		652,100	—	268,000		1,256,600
General Counsel(5)
Christopher Curry	2012	400,000	300,000		—	—	—	—	700,000
Senior Executive Vice President of	2011	400,000	200,000		—	2,105,100	—	—	2,705,100
Development	2010	43,333	268,000		—	—	—	—	311,333

(1)
Represents grant date fair value of shares of restricted stock and stock options calculated in accordance with the Financial Accounting Standards Board Accounting Standards Codification Topic 718 ("Topic 718"). Pursuant to SEC rules, the amounts shown in these columns exclude the impact of estimated forfeitures related to service-based vesting conditions. See Note 14 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2012 for information regarding the assumptions made in determining these values. All restricted stock and stock option awards are subject to time-based vesting.

(2)
Reflects bonus amounts paid under our 2012 annual incentive compensation plan.

(3)
Mr. Herlitz received $1.0 million under the terms of his employment agreement in recognition of the services provided by him in connection with the Company's spin-off and prior to his employment by the Company.

(4)
Mr. Richardson was appointed as Chief Financial Officer on February 25, 2011.

(5)
Mr. Riley was appointed as Senior Vice President, Secretary and General Counsel on May 2, 2011.

2012 Grants of Plan-Based Awards

        The following table provides information about equity and non-equity awards granted to the Named Executives in 2012.

								All Other Stock Awards: Number of Shares of Stock or Units (#)
		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards				All Other Option Awards: Number of Securities Underlying Options (#)		Grant Date Fair Value of Stock and Option Awards ($)
										Exercise or Base of Option Awards ($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Maximum ($)	Target ($)	Maximum ($)
David R. Weinreb	03/30/2012	500,000	1,000,000	1,500,000	—	—	—	—	—	—	—
Grant Herlitz	03/30/2012	375,000	750,000	1,125,000	—	—	—	—	—	—	—
Andrew Richardson	03/30/2012	300,000	500,000	700,000	—	—	—	—	—	—	—
Peter Riley	03/30/2012	200,000	300,000	400,000	—	—	—	—	—	—	—

(1)
Estimated payouts under the Named Executive's employment agreement. The compensation committee determined that the Named Executives achieved the maximum level of performance in fiscal 2012.

        As set forth their employment agreements, each of Messrs. Weinreb, Herlitz, Richardson and Riley are eligible to receive an annual incentive compensation award based upon achievement of performance measures and objectives to be established by the compensation committee. The amount of the annual incentive compensation for achievement of a threshold level of performance is equal to 50% of the annual base salary for Messrs. Weinreb and Herlitz, 60% of the annual base salary for Mr. Richardson and 40% of the annual base salary for Mr. Riley. The amount of the annual incentive compensation for achievement of a threshold level of performance is equal to 100% of the annual base salary for Messrs. Weinreb, Herlitz and Richardson and 60% of the annual base salary for Mr. Riley. The amount of the annual incentive compensation for achievement of a maximum level of performance is equal to 150% of the annual base salary for Messrs. Weinreb and Herlitz, 140% of the annual base salary for Mr. Richardson and 80% of the annual base salary for Mr. Riley. For additional information on annual incentive compensation, see "Compensation Discussion and Analysis—Annual Incentive Compensation".

        Mr. Curry is an at-will employee and his bonus was not awarded under the terms of an employment agreement or any other compensatory arrangement. The amount of Mr. Curry's bonus was determined by the compensation committee, in accordance with the Company's general compensation policies.

Employment Agreements

        In November 2010, the Company entered into employment agreements in connection with hiring Mr. Weinreb as Chief Executive Officer of the Company and Mr. Herlitz as President of the Company. In February 2011, the Company entered into an employment agreement with Andrew Richardson in connection with hiring him as Chief Financial Officer of the Company. In April 2011, the Company entered into an employment agreement with Peter F. Riley in connection with hiring him as Senior Vice President, Secretary and General Counsel of the Company. Each of these employment agreements has a term of six years, unless terminated earlier. The agreements provide for an annual base salary of $1,000,000 for Mr. Weinreb, $750,000 for Mr. Herlitz, $500,000 for Mr. Richardson and $500,000 for Mr. Riley. Mr. Curry is an at-will employee and does not have an employment agreement with the Company.

        Under these agreements, if the Company terminates the employment of the executive without cause or the executive terminates his employment for good reason, in either case, in connection with or within 12 months following a change in control of the Company, the terminated executive will be entitled to receive:

  •
  an amount equal to three times (two times for Messrs. Richardson and Riley) the sum of his base salary and annual incentive compensation for target level performance for the year in which the termination occurs (the "Severance Payment");

  •
  an amount equal to his annual incentive compensation for the year in which the termination occurs, prorated for the number of days elapsed since the beginning of the year, based upon achievement of the applicable performance measures and objectives through the date of termination;

  •
  any unpaid base salary and accrued vacation through the date of termination; and

  •
  any other earned, but unpaid outstanding compensatory arrangements.

        Additionally, any outstanding equity awards held by the executive will immediately vest and become non-forfeitable.

        If an executive's employment is terminated under any other circumstances, the terminated executive will be entitled to receive the payments described above, other than the Severance Payment,

except for Mr. Riley, who will be entitled to his severance payment if his employment is terminated other than for cause prior to the third anniversary of his employment with the Company.

        An executive is deemed to have been terminated without cause if the Board (excluding the executive if he is also a director) unanimously determines to terminate the executive for any reason other than:

  •
  conviction, plea of guilty or no contest to any felony;

  •
  gross negligence or willful misconduct in the performance of his duties;

  •
  drug addiction or habitual intoxication;

  •
  willful commission of fraud, embezzlement, misappropriation of funds, breach of fiduciary duty, violation of law or a material act of dishonesty against the Company;

  •
  material and continued breach of the employment agreement, after written notice for substantial performance is delivered by the Company;

  •
  willful material breach of Company policy or code of conduct; or

  •
  willful and continued failure to substantially perform his duties, other than as a result of the executive's incapacity due to physical or mental illness.

        An executive is deemed to have terminated his employment for good reason if his termination is based on the occurrence of any of the following events without the executive's consent:

  •
  a material diminution in his base compensation;

  •
  a material diminution in his authority, duties or responsibilities;

  •
  the executive no longer reports directly to the Chief Executive Officer or for Mr. Weinreb, the Board; or

  •
  any other action or inaction that constitutes a material breach by the Company of the executive's employment agreement.

        Each of the executives has agreed during the term of employment and for 12 months after his date of termination not to engage in any business competitive with the Company or to solicit the Company's employees without the prior written consent of the Company.

Stock Awards

        In March 2011, the Company granted Mr. Richardson a one-time award of 20,000 restricted shares of Company common stock in accordance with the terms of his employment agreement. In May 2011, the Company granted Mr. Riley a one-time award of 10,000 restricted shares of Company common stock in accordance with the terms of his employment agreement. Mr. Richardson's restricted shares vest in their entirety in March 2016 and Mr. Riley's restricted shares vest in their entirety in May 2016.

Option Awards

        In February 2011, the Company granted Mr. Curry an option to purchase 100,000 shares of common stock of the Company which generally is not exercisable until January 1, 2017. The option granted to Mr. Curry was part of a larger grant of option awards to new hires and employees that assisted the Company with the spin-off.

Outstanding Equity Awards at Fiscal Year-End

        The following table provides information on the holdings of stock options and restricted stock by the named executives at December 31, 2012.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
David R. Weinreb	—	—		—	—	—	—	—	—
Grant Herlitz	—	—		—	—	—	—	—	—
Andrew Richardson	—	—		—	—	20,000	1,460,400	—	—
Peter Riley	—	—		—	—	10,000	730,200	—	—
Christopher Curry	—	100,000	(1)	57.77	02/28/2021	—	—	—	—

(1)
Mr. Curry was granted an option to purchase 100,000 shares of common stock on February 28, 2011 which becomes exercisable on January 1, 2017. Upon death or permanent disability, the options will be deemed to vest at a rate of 20% per year and the vested options will be immediately exercisable. Any or all of the options may become immediately exercisable upon retirement in the sole discretion of the Chief Executive Officer of the Company.

(2)
The restricted shares granted to Messrs. Richardson and Riley cliff vest on March 28, 2016 and May 2, 2016, respectively.

(3)
The market value of the restricted stock is based on a per share price of $73.02, the closing price of our common stock on December 31, 2012.

2012 Option Exercises and Stock Vested

        None of the Named Executives exercised any options or had any restricted stock that vested during 2012.

Potential Payments Upon Termination or Change in Control

        The following table summarizes the compensation and other benefits that would have become payable to the Named Executives (excluding Mr. Curry) assuming their employment had terminated on December 31, 2012, given the executive officer's base salary as of that date. In addition, the following table summarizes the compensation that would become payable to each of the Named Executives (excluding Mr. Curry) assuming that a change in control of the Company had occurred on December 31, 2012.

        In reviewing the table, please note the following:

  •
  the amounts shown are the benefits payable under the Company's employment agreements with Messrs. Weinreb, Herlitz, Richardson and Riley. For additional information regarding these employment agreements, see "Employment Agreements."

  •
  the cash severance payments payable under the Company's employment agreements with Messrs. Weinreb, Herlitz, Richardson and Riley include annual incentive compensation. In fiscal 2012, the compensation committee determined that each of Messrs. Weinreb, Herlitz,

    Richardson and Riley achieved the maximum level of performance. For additional information regarding these annual incentive compensation awards see "Annual Incentive Compensation Plan" and "Employment Agreements."

	Cash Severance ($)	Acceleration of Equity Awards ($)	Total ($)
David. R. Weinreb
Termination for any reason not in connection with a change in control	2,500,000	—	2,500,000
Termination without cause or for good reason in connection with a change in control	8,500,000	—	8,500,000
Grant Herlitz
Termination for any reason not in connection with a change in control	1,875,000	—	1,875,000
Termination without cause or for good reason in connection with a change in control	6,375,000	—	6,375,000
Andrew C. Richardson
Termination for any reason not in connection with a change in control	1,200,000	—	1,200,000
Termination without cause or for good reason in connection with a change in control	3,200,000	1,460,400	4,660,400
Peter F. Riley
Termination for any reason not in connection with a change in control	900,000	—	900,000
Termination without cause or for good reason in connection with a change in control	2,500,000	730,200	3,230,200

 EQUITY COMPENSATION PLAN INFORMATION

        As of December 31, 2012, the Incentive Plan was the only compensation plan under which securities of the Company were authorized for issuance. The following table provides information as of December 31, 2012 regarding the Company's existing and predecessor plans.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights ($)	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by stockholders(1)	861,940	59.17	3,620,669

(1)
Reflects stock option and restricted stock grants under the Incentive Plan.

STOCKHOLDER PROPOSALS FOR 2014 ANNUAL MEETING OF STOCKHOLDERS

        In order to be included in the Company's proxy materials for the 2014 annual meeting of stockholders, a stockholder proposal must be received in writing by the Company at The Howard Hughes Corporation, One Galleria Tower, 13355 Noel Road, 22nd Floor, Dallas, Texas 75240, Attention: Corporate Secretary, by November 28, 2013, and otherwise comply with all requirements of the SEC for stockholder proposals.

        If you do not wish to submit a proposal for inclusion in next year's proxy materials, but instead wish to present it directly at the 2014 annual meeting of stockholders, you must give timely written notice of the proposal to the Company's Corporate Secretary. To be timely, the notice (including a notice recommending a director candidate) must be delivered to the above address no earlier than 120 days nor later than 90 days prior to the first anniversary date of the preceding year's annual meeting. To be timely, a written notice of a proposal (including notice recommending a director candidate) must be received no earlier than January 14, 2014 and no later than February 13, 2014. The notice must describe the stockholder proposal in reasonable detail and provide certain other information required by the Company's by-laws. A copy of the Company's by-laws is available upon request from the Company's Corporate Secretary.

DIRECTIONS TO ANNUAL MEETING

Le Méridien Dallas by the Galleria
13402 Noel Road
Dallas, Texas 75240

From East

  •
  Follow Interstate 635 West

  •
  Take the 22D Exit

  •
  Take the Dallas Parkway North and get off on the Alpha Exit

  •
  Turn right on Noel Road

  •
  Take another right

  •
  The hotel will be on the left

From West

  •
  Take Interstate 635 East to Exit 22 D

  •
  Follow the Dallas Parkway North

  •
  Take the Alpha Exit

  •
  Turn right on Noel Road

  •
  Take another right

  •
  The hotel will be on the left

From South

  •
  Take Interstate 35 North to Interstate 75 North

  •
  Follow Interstate 75 North to Interstate 635 East

  •
  Take the 22D Exit

  •
  Follow the Dallas Parkway North and get off on the Alpha Exit

  •
  Turn right onto Noel Road

  •
  Take another right

  •
  The hotel will be on the left

From North

  •
  Take Interstate 35 South to Interstate 45 South

  •
  Follow Interstate 45 South to Interstate 75 South

  •
  Follow Interstate 75 South to Interstate 635 East

  •
  Take the 22D Exit

  •
  Follow the Dallas Parkway North and get off on the Alpha Exit

  •
  Turn right on Noel Road

  •
  Take another right

  •
  The hotel will be on the left

 OTHER MATTERS

        The board is not aware of any other business that may be brought before the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is intended that the enclosed proxy will be voted in accordance with the judgment of the persons voting the proxy.

By Order of the Board of Directors,

Peter R. Riley Senior Vice President, Secretary and General Counsel
Dallas, Texas March 28, 2013

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature (Joint Owners) Signature [PLEASE SIGN WITHIN BOX] Date Date 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0000170590_1 R1.0.0.51160 THE HOWARD HUGHES CORPORATION 13355 NOEL ROAD, 22nd Floor DALLAS, TX 75240 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote FOR the following: For Against Abstain 1. Election of Directors 01 William Ackman 02 Adam Flatto 03 Jeffrey Furber 04 Gary Krow 05 Allen Model 06 R. Scot Sellers 07 Steven Shepsman 08 Burton M. Tansky 09 Mary Ann Tighe 10 David R. Weinreb The Board of Directors recommends you vote FOR proposals 2 and 3. For Against Abstain 2 Advisory vote to approve named executive officer compensation. 3 The ratification of the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2013. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

0000170590_2 R1.0.0.51160 Annual Meeting of Stockholders Le Méridien Dallas by The Galleria 13402 Noel Road, Dallas, Texas 75240 Tuesday, May 14, 2013 Meeting begins promptly at 9:00 a.m. local time Please plan to arrive early as there will be no admission after the meeting begins To attend the meeting, please present this admission ticket and photo identification at the registration desk upon arrival Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement is/ are available at www.proxyvote.com . THE HOWARD HUGHES CORPORATION Annual Meeting of Stockholders May 14, 2013 9:00 A.M. This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) Grant D. Herlitz and Peter F. Riley, or any of them, as proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of THE HOWARD HUGHES CORPORATION that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholder(s) to be held at 9:00 a.m., local time, on Tuesday, May 14, 2013 at Le Méridien Dallas by The Galleria, 13402 Noel Road, Dallas, Texas 75240, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. This proxy authorizes Grant D. Herlitz and Peter F. Riley to vote at his or her discretion on any other matter that may properly come before the meeting or any adjournment or postponement of the meeting. Continued and to be signed on reverse side